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As filed with the Securities and Exchange Commission on May 5, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

PROTECTIVE LIFE CORPORATION	Delaware	95-2492236
PLC CAPITAL TRUST V	Delaware	45-6138504
PLC CAPITAL TRUST VI	Delaware	45-6138505
(Exact name of registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2801 Highway 280 South, Birmingham, Alabama 35223
(205) 268-1000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

c/o DEBORAH J. LONG, ESQ.
Senior Vice President, Secretary and General Counsel
Protective Life Corporation
2801 Highway 280 South
Birmingham, Alabama 35223
(205) 268-1000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
STEVEN J. SLUTZKY, ESQ.
Debevoise & Plimpton
919 Third Avenue
New York, New York 10022

        Approximate date of commencement of proposed sale to the public: From time to time as determined by market conditions, after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)

Protective Life Corporation Debt Securities(3)(4); Protective Life Corporation Preferred Stock(4); Protective Life Corporation Common Stock(4)(5); Protective Life Corporation Stock Purchase Contracts(6); Protective Life Corporation Stock Purchase Units(6); PLC Capital Trust III Preferred Securities; PLC Capital Trust IV Preferred Securities; Protective Life Corporation Guarantees and back-up undertakings with respect to the Preferred Securities of the PLC Capital Trusts(7)	$500,000,000	100%	$500,000,000	$40,450

(1)
In United States dollars or the equivalent thereof (based on the applicable exchange rate at the time of sale) if Protective Life Corporation Debt Securities are issued with principal amounts denominated in one or more foreign or composite currencies as shall be designated by Protective Life Corporation. Such amount represents the maximum aggregate offering price to the public of the securities offered hereby and includes such indeterminate principal amount of Debt Securities, Preferred Stock, Common Stock, Stock Purchase Contracts and Stock Purchase Units of Protective Life Corporation and such indeterminable number of Preferred Securities of PLC Capital Trust V and PLC Capital Trust VI as may from time to time be issued at indeterminable prices.

(2)
The registration fee has been calculated on the basis of the maximum offering price of all securities listed in accordance with Rule 457(o) under the Securities Act of 1933.

(3)
Includes subordinated debentures which may be purchased by the PLC Capital Trusts with the proceeds of the sale of Preferred Securities. Any such subordinated debentures may later be distributed to the holders of Preferred Securities upon the occurrence of certain events.

(4)
Includes such indeterminate number of shares of Common Stock and Preferred Stock, and indeterminate number of Debt Securities, as may be issued upon conversion or exchange of any other Debt Securities or Preferred Stock that provide for conversion or exchange into other securities.

(5)
Includes rights to purchase Series A Junior Participating Cumulative Preferred Stock of Protective Life Corporation. Prior to the occurrence of certain events, the rights will not be exercisable or evidenced separately from the Protective Life Corporation Common Stock.

(6)
Includes an indeterminable number of shares of Common Stock issuable by Protective Life Corporation upon settlement of the Stock Purchase Contracts or Stock Purchase Units issued by Protective Life Corporation.

(7)
No separate consideration will be received for the Guarantees or back-up undertakings. Includes the rights of holders of the Preferred Securities under the Guarantees and back-up undertakings, consisting of obligations of Protective Life Corporation, as set forth in the applicable Amended and Restated Declaration of Trust (including the obligation to pay expenses of the applicable PLC Capital Trust), the Subordinated Indenture and any applicable supplemental indentures thereto, in each case as further described in the Registration Statement. No separate registration fee is required for the Guarantees in accordance with Rule 457.

        The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Subject To Completion, Dated May 5, 2003

PROSPECTUS

Protective Life Corporation
Debt Securities
Preferred Stock
Common Stock
Stock Purchase Contracts
Stock Purchase Units
PLC Capital Trust V
PLC Capital Trust VI
Preferred Securities
Guaranteed as Described in this Prospectus and the Accompanying Prospectus Supplement by
Protective Life Corporation

        By this prospectus, we may offer from time to time up to $500,000,000 of any combination of the securities described in this prospectus.

        We will provide specific terms of the securities in supplements to this prospectus. You should read this prospectus and any prospectus supplement carefully before you invest. A supplement may also change or update information contained in this prospectus.

        Investing in these securities involves risks. Consider carefully the risk factors beginning on page 4 of this prospectus.

        We will not use this prospectus to confirm sales of any of our securities unless it is attached to a prospectus supplement. Unless we state otherwise in a prospectus supplement, we will not list any of these securities on any securities exchange.

        We may offer securities through underwriting syndicates managed or co-managed by one or more underwriters, or directly to purchasers. The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering. For general information about the distribution of securities offered, please see "Plan of Distribution" in this prospectus.

        Protective's common stock is listed on the New York Stock Exchange under the trading symbol "PL".

        Neither the Securities and Exchange Commission nor any state securities commission has approved these securities or determined that this prospectus is accurate or complete. They have not made, nor will they make, any determination as to whether anyone should buy these securities. Any representation to the contrary is a criminal offense.

The date of this prospectus is                        , 2003.

TABLE OF CONTENTS
Prospectus

Forward-Looking Information	3
About This Prospectus	3
Where You Can Find More Information	4
Incorporation of Certain Documents by Reference	4
Risk Factors	4
Protective Life Corporation	10
The PLC Capital Trusts	11
Use of Proceeds	12
Consolidated Earnings Ratios	12
Description of Debt Securities of Protective	13
Description of Capital Stock of Protective	24
Description of Preferred Stock of Protective	25
Description of Common Stock of Protective	25
Description of Preferred Securities of the PLC Capital Trusts	33
Description of the Preferred Securities Guarantees	35
Effect of Obligations Under the Subordinated Debt Securities and the Preferred Securities Guarantees	38
Description of Stock Purchase Contracts and Stock Purchase Units	39
Plan of Distribution	40
Legal Matters	41
Experts	42

FORWARD LOOKING INFORMATION

        This prospectus, the accompanying prospectus supplement and any pricing supplement and the information incorporated by reference in such documents may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that reflect Protective's current view with respect to future events and financial performance. The words "believe," "expect," "estimate," "project," "budget," "forecast," "anticipate," "plan," and similar expressions identify forward-looking statements which are based on future expectations rather than on historical facts and are therefore subject to a number of risks and uncertainties, and neither Protective or any of our agents or dealers can give assurance that such statements will prove to be correct. You should not place undue reliance on these forward-looking statements, which speak only as of their dates. Protective and our agents and dealers shall not undertake any obligation to update or review forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events, or changes to projections over time.

ABOUT THIS PROSPECTUS

        This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the "SEC") utilizing a "shelf" registration process. Under this process, we may sell the securities described in this prospectus from time to time. This prospectus provides a general description of the securities we may offer. An accompanying prospectus supplement to this prospectus will provide the specific terms of the notes. Each time we offer to sell securities, we may also add to, update or change the information contained in this prospectus through a supplement to this prospectus and, accordingly, to the extent inconsistent, information in this prospectus is superseded by the information in the prospectus supplement. Before you agree to purchase any securities, you should read this prospectus and any prospectus supplement together with the information described under the heading "Where You Can Find More Information" on page 4. In this prospectus, "we," "us" or "Protective" refers to Protective Life Corporation.

        You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. No one has been authorized to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. Protective is not, and any of our agents or dealers are not, making an offer to sell the securities in any jurisdiction where the offer to sell the securities is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement, as well as information we previously filed with the Securities and Exchange Commission and incorporated by reference, is accurate as of the date on the front cover of those documents only. Protective's business, financial condition, results of operations and prospects may have changed since that date. For more detail on the terms of the securities, you should read the exhibits filed with or incorporated by reference in our registration statement.

WHERE YOU CAN FIND MORE INFORMATION

        This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement. Parts of the registration statement are omitted from this prospectus in accordance with the rules and regulations of the SEC. The registration statement, including the attached exhibits, contains additional relevant information about Protective. Protective is subject to the informational requirements of the Securities Exchange Act of 1934, and in compliance with such laws Protective files annual, quarterly and current reports, proxy statements and other information with the SEC. You can read and copy any reports or other information Protective files at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can also request copies of Protective's documents upon payment of a duplicating fee, by writing to the SEC's public reference room. You can obtain information regarding the public reference room by calling the SEC at 1-800-SEC-0330. Protective filings are available to the public from commercial document retrieval services and over the internet at http://www.sec.gov. (This uniform resource locator (URL) is an inactive textual reference only and is not intended to incorporate the SEC web site into this prospectus).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we files with the SEC into this prospectus, which means that incorporated documents are considered part of this prospectus. We can disclose important information to you by referring you to those documents. Information that we file with the SEC will automatically update and supersede the information in this prospectus.

        This prospectus incorporates by reference the following documents:

  •
  Protective's Annual Report on Form 10-K for the year ended December 31, 2002; and
  •
  Protective's Current Report on Form 8-K dated March 26, 2003.

This prospectus also incorporates by reference all documents that we file with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date of this prospectus and prior to the termination of the offering of the notes. These documents contain important information about Protective and its finances.

        You may request a copy of any documents incorporated by reference in this prospectus (including any exhibits that are specifically incorporated by reference in them), at no cost, by writing or telephoning to the following address or telephone number:

    Protective Life Corporation
    P.O. Box 2606
    Birmingham, Alabama 35202
    Attention: Investor Relations
    Tel: (205) 268-1000
    Fax: (205) 268-3023

RISK FACTORS

        Your investment in the securities will involve certain risks. This prospectus and any prospectus supplement do not describe all of those risks. The business, financial condition, results of operations and prospects of Protective may have changed since that date.

        In consultation with your own financial and legal advisors, you should carefully consider the information included in or incorporated by reference in this prospectus and any prospectus supplement, and pay special attention to the following discussion of risks before deciding whether an investment in the securities is suitable for you. The securities will not be an appropriate investment for you if you are not knowledgeable about significant features of the securities or financial matters in general. You should not purchase securities unless you understand, and know that you can bear, these investment risks.

  Protective is exposed to the risks of natural disasters, malicious and terrorist acts that could adversely affect Protective's operations.

        While Protective has obtained insurance, implemented risk management and contingency plans, and taken preventive measures and other precautions, no predictions of specific scenarios can be made nor can assurance be given that there are not scenarios that could have an adverse effect on Protective. A natural disaster or an outbreak of an easily communicable disease could adversely affect the mortality or morbidity experience of Protective or its reinsurers.

  Protective operates in a mature, highly competitive industry, which could limit its ability to gain or maintain its position in the industry.

        Life and health insurance is a mature industry. In recent years, the industry has experienced little growth in life insurance sales, though the aging population has increased the demand for retirement savings products. Life and health insurance is a highly competitive industry. Protective encounters significant competition in all lines of business from other insurance companies, many of which have greater financial resources than Protective, as well as competition from other providers of financial services. Competition could result in, among other things, lower sales or higher lapses of existing products.

        The insurance industry is consolidating, with larger, potentially more efficient organizations emerging from consolidation. Participants in certain of Protective's independent distribution channels are also consolidating into larger organizations. Some mutual insurance companies are converting to stock ownership, which will give them greater access to capital markets. Additionally, commercial banks, insurance companies, and investment banks may now combine, provided certain requirements are satisfied. The ability of banks to increase their securities-related business or to affiliate with insurance companies may materially and adversely affect sales of all of Protective's products by substantially increasing the number and financial strength of potential competitors.

        Protective's ability to compete is dependent upon, among other things, its ability to attract and retain distribution channels to market its insurance and investment products, its ability to develop competitive and profitable products, its ability to maintain low unit costs, and its maintenance of strong ratings from rating agencies.

  A ratings downgrade could adversely affect Protective's ability to compete.

        Rating organizations periodically review the financial performance and condition of insurers, including Protective and its subsidiaries. A downgrade in the ratings of Protective and its subsidiaries could adversely affect Protective's ability to sell its products, retain existing business, and compete for attractive acquisition opportunities. Specifically, a ratings downgrade would materially harm Protective's ability to sell certain products, including guaranteed investment contracts and funding agreements, and would increase the likelihood of a reduction in rating of the senior secured notes.

        Rating organizations assign ratings based upon several factors. While most of the factors relate to the rated company, some of the factors relate to the views of the rating organization, general economic conditions and circumstances outside the rated company's control. Protective cannot predict what actions the rating organizations may take, or what actions Protective may be required to take in response to the actions of the rating organizations, which could adversely affect Protective.

  Protective's policy claims fluctuate from period to period, and actual results could differ from its expectations.

        Protective's results may fluctuate from period to period due to fluctuations in policy claims received by Protective. Certain of Protective's businesses may experience higher claims if the economy is growing slowly or in recession, or equity markets decline.

        Mortality and morbidity expectations incorporate assumptions about many factors, including for example, how a product is distributed, persistency and lapses, and future progress in the fields on health and medicine. Actual mortality and morbidity could differ from its expectations if actual results differ from those assumptions.

  Protective's results may be negatively affected should actual experience differ from management's assumptions and estimates.

        In the conduct of business, Protective makes certain assumptions regarding the mortality, persistency, expenses and interest rates, or other factors appropriate to the type of business it expects to experience in future periods, which are also used to estimate the amounts of deferred policy acquisition costs, policy liabilities and accruals, and various other components of Protective's balance sheet. Protective's actual experience, as well as changes in estimates, are used to prepare Protective's statements of income.

        The calculations Protective uses to estimate various components of its balance sheet and statements of income are necessarily complex and involve analyzing and interpreting large quantities of data. Protective currently employs various techniques for such calculations and it from time to time will develop and implement more sophisticated administrative systems and procedures capable of facilitating the calculation of more precise estimates.

        Assumptions and estimates involve judgment, and by their nature are imprecise and subject to changes and revision over time. Accordingly, Protective's results may be affected, positively or negatively, from time to time, by actual results differing from assumptions, by changes in estimates, and by changes resulting from implementing more sophisticated administrative systems and procedures that facilitate the calculation of more precise estimates.

  The use of reinsurance introduces variability in Protective's statement of income.

        The timing of premium payments to, and receipt of expense allowances from, reinsurers may differ from Protective's receipt of customer premium payments and incurrence of expenses. These timing differences introduce variability in certain components of Protective's statements of income, and may also introduce variability in Protective's quarterly results.

  Protective could be forced to sell investments at a loss to cover policyholder withdrawals.

        Many of the products offered by Protective and its insurance subsidiaries allow policyholders and contract holders to withdraw their funds under defined circumstances. Protective and its insurance subsidiaries manage their liabilities and configure their investment portfolios so as to provide and maintain sufficient liquidity to support anticipated withdrawal demands and contract benefits and maturities. While Protective and its life insurance subsidiaries own a significant amount of liquid assets, a certain portion of their assets are relatively illiquid. If Protective or its subsidiaries experience unanticipated withdrawal or surrender activity, Protective or its subsidiaries could exhaust their liquid assets and be forced to liquidate other assets, perhaps on unfavorable terms. If Protective or its subsidiaries are forced to dispose of assets on unfavorable terms, it could have an adverse effect on Protective's financial condition.

  Interest-rate and equity market fluctuations could negatively affect Protective's spread income or otherwise impact its business.

        Significant changes in interest rates expose insurance companies to the risk of not earning anticipated spreads between the interest rate earned on investments and the credited interest rates paid on outstanding policies and contracts. Both rising and declining interest rates can negatively affect Protective's spread income. While Protective develops and maintains asset/liability management programs and procedures designed to preserve spread income in rising or falling interest rate environments, no assurance can be given that changes in interest rates will not affect such spreads.

        From time to time, Protective has participated in securities repurchase transactions that have contributed to Protective's investment income. Such transactions involve some degree of risk that the counterparty may fail to perform its obligations to pay amounts owed and the collateral has insufficient value to satisfy the obligation. No assurance can be given that such transactions will contribute to Protective's investment income in the future.

        Changes in interest rates may also impact its business in other ways. Lower interest rates may result in lower sales of certain of Protective's insurance and investment products. In addition, certain of Protective's insurance and investment products guarantee a minimum credited interest rate, and Protective could become unable to earn its spread income should interest rates decrease significantly.

        Higher interest rates may create a less favorable environment for the origination of mortgage loans and decrease the investment income Protective receives in the form of prepayment fees, make-whole payments, and mortgage participation income. Higher interest rates may also increase the cost of debt and other obligations having floating rate or rate reset provisions, and may result in lower sales of variable products.

        Additionally, Protective's asset/liability management programs and procedures incorporate assumptions about the relationship between short-term and long-term interest rates (i.e., the slope of the yield curve), relationships between risk-adjusted and risk-free interest rates, market liquidity, and other factors. The effectiveness of Protective's asset/liability management programs and procedures may be negatively affected whenever actual results differ from these assumptions.

        In general terms, Protective's results are improved when the yield curve is positively sloped (i.e., when long-term interest rates are higher than short-term interest rates), and will be adversely affected by a flat or negatively sloped curve.

  Equity market volatility could negatively impact Protective's business.

        The amount of policy fees received from variable products is affected by the performance of the equity markets, increasing or decreasing as markets rise or fall. Equity market volatility can also affect the profitability of variable products in other ways.

        The amortization of deferred policy acquisitions costs relating to variable products and the estimated cost of providing guaranteed minimum death benefits incorporate various assumptions about the overall performance of equity markets over certain time periods. The rate of amortization of deferred policy acquisition costs and the estimated cost of providing guaranteed minimum death benefits could increase if equity market performance is worse than assumed.

  A deficiency in Protective's systems could result in over or underpayments of amounts owed to or by Protective and/or errors in Protective's critical assumptions or reported financial results.

        The business of insurance necessarily involves the collection and dissemination of large amounts of data using systems operated by Protective. Examples of data collected and analyzed include policy information, policy rates, expenses, and mortality and morbidity experience. To the extent that data input errors, systems errors, or systems failures are not identified and corrected by Protective's internal controls, the information generated by the systems and used by Protective and/or supplied to business partners, policyholders and others may be incorrect and may result in an overpayment or underpayment of amounts owed to or by Protective and/or Protective using incorrect assumptions in its business decisions or financial reporting.

        In the second quarter of 2002, Protective discovered that the rates payable on certain life insurance policies were incorrectly entered into its reinsurance administrative system in 1991. As a result, Protective overpaid to several reinsurance companies the reinsurance premiums related to such policies of approximately $94.6 million over a period of ten years beginning in 1992. Protective is seeking recovery of the overpayments, and has already received refunds from some of the reinsurance companies.

  Insurance companies are highly regulated.

        Protective and its insurance subsidiaries are subject to government regulation in each of the states in which they conduct business. Such regulation is vested in state agencies having broad administrative power dealing with many aspects of the insurance business, which may include premium rates, marketing practices, advertising, policy forms, and capital adequacy, and is concerned primarily with the protection of policyholders rather than share owners. From time to time, regulators raise issues during examinations or audits of Protective's subsidiaries that could, if determined adversely, have a material impact on Protective, and Protective cannot predict whether or when regulatory actions may be taken that could adversely affect Protective or its operations.

        Protective and its insurance subsidiaries may be subject to regulation by the United States Department of Labor when providing a variety of products and services to employee benefit plans governed by the Employee Retirement Income Security Act (ERISA). Severe penalties are imposed for breach of duties under ERISA.

        Certain policies, contracts, and annuities offered by Protective and its insurance subsidiaries are subject to regulation under the federal securities laws administered by the Securities and Exchange Commission. The federal securities laws contain regulatory restrictions and criminal, administrative, and private remedial provisions.

        Other types of regulation that could affect Protective and its subsidiaries include insurance company investment laws and regulations, state statutory accounting practices, state anti-trust laws, minimum solvency requirements, and, because Protective owns and operates real property, state, federal and local environmental laws. Protective cannot predict what form any future changes in these or other areas of regulation affecting the insurance industry might take or what effect, if any, such proposals might have on Protective if enacted into law.

  Changes to tax law or interpretations of existing tax law could adversely affect Protective and its ability to compete with non-insurance products or reduce the demand for certain insurance products.

        Under the Internal Revenue Code of 1986, as amended (the "Code"), income tax payable by policyholders on investment earnings is deferred during the accumulation period of certain life insurance and annuity products. This favorable tax treatment may give certain of Protective's products a competitive advantage over other non-insurance products. To the extent that the Code is revised to reduce the tax-deferred status of life insurance and annuity products, or to increase the tax-deferred status of competing products, all life insurance companies, including Protective and its subsidiaries, would be adversely affected with respect to their ability to sell such products, and, depending upon grandfathering provisions, the surrenders of existing annuity contracts and life insurance policies. In addition, life insurance products are often used to fund estate tax obligations. Legislation has recently been enacted that would, over time, reduce and eventually eliminate the estate tax. If the estate tax is significantly reduced or eliminated, the demand for certain life insurance products could be adversely affected. Additionally, Protective is subject to the federal corporation income tax. Protective cannot predict what changes to tax law or interpretations of existing tax law could adversely affect Protective.

  Financial services companies are frequently the targets of litigation, including class action litigation, which could result in substantial judgments.

        A number of civil jury verdicts have been returned against insurers, broker-dealers, and other providers of financial services involving sales practices, alleged agent misconduct, failure to properly supervise representatives, relationships with agents or other persons with whom the insurer does business and other matters. Increasingly these lawsuits have resulted in the award of substantial judgments that are disproportionate to the actual damages, including material amounts of punitive non-economic compensatory damages. In some states, juries, judges, and arbitrators have substantial discretion in awarding punitive and non-economic compensatory damages, which creates the potential for unpredictable material adverse judgments or awards in any given lawsuit or arbitration. Arbitration awards are subject to very limited appellate review. In addition, in some class action and other lawsuits, companies have made material settlement payments. Protective, like other financial services companies, in the ordinary course of business is involved in such litigation or, alternatively, arbitration. Protective cannot predict the outcome of any such litigation or arbitration.

  Protective's ability to maintain low unit costs is dependent upon the level of new sales and persistency of existing business.

        Protective's ability to maintain low unit costs is dependent upon the level of new sales and persistency (continuation or renewal) of existing business. A decrease in sales or persistency without a corresponding reduction in expenses may result in higher unit costs.

        Additionally, a decrease in persistency may result in higher or more rapid amortization of deferred policy acquisition costs and lower reported earnings. Although many of Protective's products contain surrender charges, the charges decrease over time and may not be sufficient to cover the unamortized deferred policy acquisition costs with respect to the insurance policy or annuity contract being surrendered. Some of Protective's products do not contain surrender charge features and such products can be surrendered or exchanged without penalty. A decrease in persistency may also result in higher claims.

  Protective's investments are subject to market and credit risks.

        Protective's invested assets and derivative financial instruments are subject to customary risks of credit defaults and changes in market values. The value of Protective's commercial mortgage loan portfolio depends in part on the financial condition of the tenants occupying the properties which Protective has financed. Factors that may affect the overall default rate on, and market value of, Protective's invested assets, derivative financial instruments, and mortgage loans include interest rate levels, financial market performance, and general economic conditions as well as particular circumstances affecting the businesses of individual borrowers and tenants.

  Protective may not realize its anticipated financial results from its acquisitions strategy.

        Protective's acquisitions have increased its earnings in part by allowing Protective to enter new markets and to position itself to realize certain operating efficiencies. There can be no assurance, however, that suitable acquisitions, presenting opportunities for continued growth and operating efficiencies, or capital to fund acquisitions will continue to be available to Protective, or that Protective will realize the anticipated financial results from its acquisitions.

        Additionally, in connection with its acquisitions, Protective assumes or otherwise becomes responsible for the obligations of policies and other liabilities of other insurers. Any regulatory, legal, financial, or other adverse development affecting the other insurer could also have an adverse effect on Protective.

  Protective is dependent on the performance of others.

        Protective's results may be affected by the performance of others because Protective has entered into various arrangements involving other parties. For example, most of Protective's products are sold through independent distribution channels, and variable annuity deposits are invested in funds managed by third parties. Additionally, Protective's operations are dependent on various technologies some of which are provided and/or maintained by other parties.

        Certain of these other parties may act on behalf of Protective or represent Protective in various capacities. Consequently, Protective may be held responsible for obligations that arise from the acts or omissions of these other parties.

        As with all financial services companies, its ability to conduct business is dependent upon consumer confidence in the industry and its products. Actions of competitors and financial difficulties of other companies in the industry could undermine consumer confidence and adversely affect retention of existing business and future sales of Protective's insurance and investment products.

  Our reinsurers could fail to meet assumed obligations, increase rates or be subject to adverse developments that could affect Protective.

        Protective and its insurance subsidiaries cede material amounts of insurance and transfer related assets to other insurance companies through reinsurance. Protective may enter into third party reinsurance arrangements under which Protective will rely on the third party to collect premiums, pay claims, and/or perform customer service functions. However, Protective remains liable with respect to ceded insurance should any reinsurer fail to meet the obligations assumed by it.

        The cost of reinsurance is, in some cases, reflected in the premium rates charged by Protective. Under certain reinsurance agreements, the reinsurer may increase the rate it charges Protective for the reinsurance, though Protective does not anticipate increases to occur. Therefore, if the cost of reinsurance were to increase or if reinsurance were to become unavailable, or if a reinsurer should fail to meet its obligations, Protective could be adversely affected.

  Computer viruses could affect the data processing systems of Protective or its business partners.

        A computer virus could affect the data processing systems of Protective or its business partners, destroying valuable data or making it difficult to conduct their business.

Our ability to pay principal, interest and/or dividends on offered securities is limited.

        Protective's ability to pay principal and interest on any Debt Securities or dividends on any Preferred Stock or Common Stock is affected by the ability of its insurance company subsidiaries, Protective's principal sources of cash flow, to declare and distribute dividends and to make payments on surplus notes. Surplus notes are deeply subordinated intercompany notes owed by insurance company subsidiaries to Protective that are treated as equity capital of such insurance company subsidiaries for statutory accounting purposes. These payments may be limited by regulatory restrictions and, in the case of payments on surplus notes, by certain financial covenants. Protective's cash flow is also dependent on revenues from investment, data processing, legal and management services rendered to its subsidiaries. Insurance company subsidiaries of Protective are subject to various state statutory and regulatory restrictions, applicable to insurance companies generally, that limit the amount of cash dividends, loans and advances that those subsidiaries may pay to Protective. Under Tennessee insurance laws, Protective's principal operating subsidiary, Protective Life Insurance Company generally may pay dividends to Protective only out of its unassigned surplus as reflected in its statutory financial statements filed in that State. In addition, the Tennessee Commissioner of Insurance must approve, or not disapprove within 30 days of notice, payment of an "extraordinary" dividend from Protective Life. Under Tennessee insurance laws, that term generally refers to a dividend that exceeds, together with all dividends paid by Protective Life within the previous 12 months, the greater of:

  •
  10% of Protective Life's surplus as regards policyholders at the preceding December 31; or
  •
  the net gain from operations of Protective Life for the 12 months ended on such December 31.

        No assurance can be given that more stringent restrictions will not be adopted from time to time by states in which Protective's insurance subsidiaries are domiciled, which could have the effect, under certain circumstances, of significantly reducing dividends or other amounts payable to Protective by such subsidiaries without affirmative prior approval by state insurance regulatory authorities.

        In the event of the insolvency, liquidation, reorganization, dissolution or other winding-up of an insurance subsidiary of Protective, all creditors of such subsidiary, including holders of life and health insurance policies, would be entitled to payment in full out of the assets of such subsidiary before Protective, as shareholder or holder of surplus notes, would be entitled to any payment. Creditors would have to be paid in full before the creditors of Protective, including holders of debt securities, would be entitled to receive any payment from the assets of such subsidiary.

PROTECTIVE LIFE CORPORATION

        Protective is a Delaware corporation incorporated in 1981. We are a holding company, whose subsidiaries provide financial services through the production, distribution, and administration of insurance and investment products. Protective Life Insurance Company, founded in 1907, is our principal operating subsidiary. Our principal executive offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and its telephone number is (205) 268-1000.

THE PLC CAPITAL TRUSTS

        Protective created PLC Capital Trust V and PLC Capital Trust VI, Delaware statutory trusts, pursuant to two separate declarations of trust.

        Each trust exists solely to:

  •
  issue and sell to the public its preferred securities, representing undivided beneficial interests in the assets of each trust;

  •
  issue and sell to us common securities, representing undivided beneficial interests in the assets of each trust;

  •
  use the gross proceeds from the sale of the preferred securities and common securities to acquire a corresponding series of Protective's subordinated debt securities;

  •
  distribute the cash payments it receives from the corresponding subordinated debt securities it owns to you and the other holders of preferred securities and us, as holder of the common securities; and

  •
  engage in those other activities necessary or incidental to these purposes.

        All of the common securities of each trust will be directly or indirectly owned by Protective. The common securities will represent an aggregate liquidation amount equal to at least 3% of each trust's total capitalization. The preferred securities of each trust will represent the remaining 97% of such trust's total capitalization. The common securities will have terms substantially identical to, and will rank equal in priority of payment with, the preferred securities. However, if Protective defaults on the related subordinated debt securities, then cash distributions and liquidation, redemption and other amounts payable on the common securities will be subordinate to the preferred securities in priority of payment.

        The preferred securities of each trust will be guaranteed by Protective as described later in this prospectus.

        Each trust has a term of approximately 55 years, but may earlier terminate as provided in its declaration. Each trust's business and affairs will be conducted by the trustees appointed by Protective, as the direct or indirect holder of all the common securities. The holder of the common securities of each trust will be entitled to appoint, remove or replace any of, or increase or reduce the number of, the trustees of the trusts. The duties and obligations of the trustees shall be governed by the declaration of trust for such trust. A majority of the trustees of each trust will be persons who are employees or officers of or affiliated with Protective. One trustee of each trust will be a financial institution which will be unaffiliated with Protective and which shall act as institutional trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, pursuant to the terms set forth in a prospectus supplement. In addition, unless the institutional trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one trustee of each trust will have its principal place of business or reside in the State of Delaware.

        Protective will pay all fees and expenses related to the trusts and the offering of preferred securities and common securities, the payment of which will be guaranteed by Protective. The office of the Delaware trustee for each PLC Capital Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890. Each trust's offices are located at 2801 Highway 280 South, Birmingham, Alabama 35223, and each trust's telephone number is (205) 268-1000.

        The trusts will not have separate financial statements. The statements would not be material to holders of the preferred securities because the trusts will not have any independent operations. Each of the trusts exists solely for the reasons summarized above.

USE OF PROCEEDS

        Except as otherwise described in a prospectus supplement, the Trusts will use the proceeds from the sale of any preferred securities, together with any capital contributed in respect of common securities, to invest in Protective's subordinated debt securities. We intend to use the net proceeds from any sale of our securities offered by this prospectus for general corporate purposes unless otherwise specified in a prospectus supplement relating to such securities. Such general corporate purposes may include, but are not limited to, repayments of our indebtedness or the indebtedness of our subsidiaries. Pending such use, the proceeds may be invested temporarily in short-term marketable securities. The prospectus supplement relating to an offering will contain a more detailed description of the use of proceeds of any specific offering of securities.

CONSOLIDATED EARNINGS RATIOS

        The following table sets forth, for the years and periods indicated, Protective's ratios of:

  •
  consolidated earnings to fixed charges before interest credited on investment products;

  •
  consolidated earnings to fixed charges.

        The guaranteed preferred beneficial interests discussed in this prospectus comprise three types of securities:

  •
  Series A Preferred Securities;

  •
  Trust V Preferred Securities; and

  •
  Trust VI Preferred Securities.

        We calculate the ratio of "Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products" by dividing the sum of income before income tax (BT) and interest expense on debt and Preferred Securities and imputed interest on operating leases (I) by interest expense on debt and Preferred Securities and imputed interest on operating leases. The formula for this calculation, therefore, would be: (BT+I)/I.

        We calculate the ratio of "Earnings to Fixed Charges" by dividing the sum of income before income tax (BT), interest expense on debt and Preferred Securities and imputed interest on operating leases (I) and interest credited on investment products (IP) by the sum of interest expense on debt and Preferred Securities and imputed interest on operating leases (I) and interest credited on investment products (IP). The formula of this ratio is: (BT+I+IP)/ (I+IP). Investment products include products such as guaranteed investment contracts and annuities.

	Year Ended December 31,
	2002	2001	2000	1999	1998
Ratio of Consolidated Earnings to Fixed Charges Before Interest Credited on Investment Products	10.1	6.9	6.7	6.9	6.3
Ratio of Consolidated Earnings to Fixed Charges	1.3	1.2	1.3	1.6	1.5

DESCRIPTION OF DEBT SECURITIES OF PROTECTIVE

        The senior debt securities are to be issued in one or more series under the senior indenture, dated as of June 1, 1994, between Protective and The Bank of New York, as trustee, as supplemented by:

  •
  Supplemental Indenture No. 1, dated as of July 1, 1994;

  •
  Supplemental Indenture No. 2, dated as of August 1, 1996;

  •
  Supplemental Indenture No. 3, dated as of September 15, 1996;

  •
  Supplemental Indenture No. 4, dated as of November 15, 1996;

  •
  Supplemental Indenture No. 5, dated as of December 1, 1996;

  •
  Supplemental Indenture No. 6, dated as of March 20, 2000;

  •
  Supplemental Indenture No. 7, dated as of December 14, 2000; and

  •
  Supplemental Indenture No. 8, dated as of February 28, 2001.

        The subordinated debt securities are to be issued under the subordinated indenture, dated as of June 1, 1994, between Protective and The Bank of New York, successor to AmSouth Bank by transfer of assets, successor by merger to AmSouth Bank of Alabama, successor by conversion of charter, to AmSouth Bank N.A., as trustee, as amended and supplemented by:

  •
  Supplemental Indenture No. 1, dated as of June 9, 1994;

  •
  Supplemental Indenture No. 2, dated as of August 1, 1994;

  •
  Supplemental Indenture No. 3, dated as of April 29, 1997;

  •
  Supplemental Indenture No. 4, dated as of November 20, 1997;

  •
  Supplemental Indenture No. 5, dated as of August 22, 2001; and

  •
  Supplemental Indenture No. 6, dated as of September 25, 2002.

Copies of the indentures have been filed as exhibits to the registration statement which includes this prospectus.

        The following summary relating to the debt securities and provisions of the indentures is not meant to be a complete description and is subject to, and is qualified in its entirety by reference to, all the provisions of the indentures, as they may be amended or supplemented from time to time. Whenever particular sections or defined terms of the indentures, as they may be amended or supplemented from time to time, are referred to herein or in a prospectus supplement, such sections or defined terms are incorporated by reference.

General

        The debt securities will be unsecured obligations of Protective. The senior debt securities will be unsecured and will rank equally with all other unsecured and unsubordinated obligations of Protective. The subordinated debt securities will be subordinate and junior in right of payment to the extent and in the manner set forth in the subordinated indenture to all present and future senior indebtedness of Protective. See "—Subordination under the Subordinated Indenture". The Indentures do not limit the aggregate amount of debt securities which may be issued. Except as otherwise provided in the applicable prospectus supplement, the indentures, as they apply to any series of debt securities, also do not limit the incurrence or issuance of other secured or unsecured debt of Protective or any of Protective's subsidiaries.

        Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered, including:

  •
  the title;

  •
  any limit upon the amount that may be issued;

  •
  the date or dates on which the principal of and premium, if any, will mature or the method of determining such date or dates;

  •
  the interest rate or rates, which may be fixed or variable, if any, or the method of calculating such rate or rates;

  •
  the date or dates from which interest, if any, will accrue or the method by which such date or dates will be determined;

  •
  the date or dates on which interest, if any, will be payable and the record date or dates for such payment;

  •
  the place or places where principal of, premium, if any, and interest, if any, will be payable;

  •
  the period(s) within which, the price(s) at which, the currency or currencies (including currency unit or units) in which, and the terms and conditions upon which, such debt securities may be redeemed, in whole or in part, at the option of Protective;

  •
  any mandatory or optional sinking fund provisions or any provisions or obligations for redeeming the securities and other related terms and provisions;

  •
  the denominations in which such debt securities are authorized to be issued;

  •
  the currency or currency unit for which debt securities may be purchased or in which debt securities may be denominated and/or the currency or currencies (including currency unit or units) in which principal of, premium, if any, and interest, if any, on such debt securities will be payable and whether Protective or the holders of any such debt securities may elect to receive payments in respect of such debt securities in a currency or currency unit other than that in which such debt securities are stated to be payable;

  •
  if the amount of principal of, or any premium or interest on, any of such debt securities may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;

  •
  if other than the full principal amount, the portion of the principal amount of such debt securities which will be payable upon the acceleration of maturity or the method by which such portion shall be determined;

  •
  if the principal amount payable at the stated maturity of any of such debt securities cannot be determined as of any one or more dates prior to the stated maturity, the amount which will be deemed to be the principal amount as of any such date for any purpose, including the principal amount which will be due and payable upon any maturity other than the stated maturity or which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined);

  •
  the person to whom any interest on any such debt security shall be payable if other than the person in whose name such debt security is registered on the applicable record date;

  •
  any addition to, or modification or deletion of, any event of default or any covenant of Protective specified in the indenture with respect to such debt securities;

  •
  the application, if any, of such means of defeasance or covenant defeasance as may be specified for such debt securities;

  •
  whether such debt securities are to be issued in whole or in part in the form of one or more temporary or permanent global securities and, if so, the identity of the depository for such global security or securities;

  •
  in the case of the subordinated indenture, the terms, if any, upon which the holders may convert or exchange such debt securities into or for common stock of Protective or other securities or property; and

  •
  any other terms not inconsistent with the terms of the indentures pertaining to such debt securities. (Section 3.1 of each indenture.)

        Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange.

        Unless otherwise specified in the applicable prospectus supplement, debt securities will be issued in fully-registered form without coupons. Where debt securities of any series are issued in bearer form, the prospectus supplement will describe the special restrictions and considerations, including special offering restrictions and special federal income tax considerations, which apply to any such debt securities and to payment on and transfer and exchange of such debt securities. Bearer debt securities will be transferable by delivery. (Section 3.5 of each indenture.)

        Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities.

        If the purchase price of any of the debt securities is payable in one or more foreign currencies or currency units or if any debt securities are denominated in one or more foreign currencies or currency units or if the principal of, premium, if any, or interest, if any, on any debt securities is payable in one or more foreign currencies or currency units, the prospectus supplement will set forth the restrictions, elections, certain federal income tax considerations, specific terms and other information with respect to such issue of debt securities and such foreign currency or currency.

        If any index is used to determine the amount of principal payments, premium, if any, or interest on any series of debt securities, the prospectus supplement will describe the special federal income tax, accounting and other considerations applicable.

        The general provisions of the indentures do not afford holders of the debt securities protection in the event of a highly leveraged or other transaction involving Protective that may adversely affect holders of the debt securities.

Payment, Registration, Transfer and Exchange

        Unless otherwise provided in the applicable prospectus supplement, payments in respect of the debt securities will be made in the designated currency at the office or agency of Protective maintained for that purpose as Protective may designate from time to time. Protective may also make interest payments, if any, on debt securities in registered form:

  •
  by checks mailed to the holders of debt securities at their registered addresses; or

  •
  by wire transfer to an account maintained by the holder as specified in the register. (Sections 3.7(a) and 9.2 of each indenture.)

        Unless otherwise indicated in an applicable prospectus supplement, payment of any installment of interest on debt securities in registered form will be made to the person in whose name such debt security is registered at the close of business on the regular record date for such interest. (Section 3.7(a) of each indenture.)

        Payment on debt securities in bearer form will be made in the currency and in the manner designated in the prospectus supplement, subject to any applicable laws and regulations, at the paying agencies outside the United States appointed by Protective from time to time. The prospectus supplement will name the initial paying agents outside the United States for a series of debt securities. Protective may at any time designate additional paying agents or rescind the designation of any paying agents. However, if debt securities of a series are issuable as registered securities, Protective will be required to maintain at least one paying agent in each place of payment for such series. If debt securities of a series are issuable as bearer securities, Protective will be required to maintain a paying agent in a place of payment outside the United States where debt securities of such series and any coupons may be presented and surrendered for payment. (Section 9.2 of each indenture.)

        All moneys paid by Protective to the debt trustees or a paying agent for the payment of the principal of, or any premium or interest on, any debt security which remain unclaimed at the end of two years will be repaid to Protective. The holder of a debt security may look only to Protective for payment after such time. (Section 9.3 of each indenture.)

        Unless otherwise provided in the applicable prospectus supplement, debt securities in registered form will be transferable or exchangeable at the agency Protective designates from time to time. (Sections 3.5 and 9.2 of each indenture.) Debt securities may be transferred or exchanged without service charge, other than any tax or other governmental charge imposed in connection therewith. (Section 3.5 of each indenture.)

Global Debt Securities

        The debt securities of a series may be issued in whole or in part in global form. A debt security in global form will be deposited with, or on behalf of, a depository which will be named in the applicable prospectus supplement. In such a case, one or more global debt securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding debt securities of the series to be represented by such global debt security or securities. (Section 3.3 of each indenture.) Unless and until it is exchanged in whole or in part for debt securities in definitive certificated form, a global debt security may not be transferred or exchanged except (1) as a whole among the depository for such global debt security and its nominee and/or their successors and (2) in the circumstances described in the applicable prospectus supplement. (Section 3.5 of each indenture.)

        The applicable prospectus supplement will describe the specific terms of the depository arrangement with respect to any portion of a series of debt securities to be listed in global form. Protective expects that the following provisions will apply to depository arrangements.

        Upon the issuance of any global debt security, and the deposit of such global debt security with or on behalf of the depository, the depository will credit, on its book-entry registration and transfer system, the respective principal amounts of the debt securities represented by such global debt security to the accounts of institutions that have accounts with the depository or its nominee. These institutions are referred to as "participants." The accounts to be credited will be designated by the underwriters or agents engaging in the distribution of such debt securities or by Protective, if such debt securities are offered and sold directly by Protective. Only participants or persons that hold interests through participants may have beneficial ownership interests in a global debt security. The depository or its nominee will maintain records of the ownership of beneficial interests held by participants. Participants will maintain records of the beneficial ownership interests of persons that hold through them. The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in certificated form. The above limitations and such laws may impair the ability to transfer beneficial interests in such global debt securities.

        So long as the depository, or its nominee, is the registered owner of a global debt security, the depository or its nominee will be considered the sole owner or holder of the debt securities for all purposes under each indenture. (Section 3.8 of each indenture.) Unless otherwise specified in the applicable prospectus supplement and except as specified below, owners of beneficial interests in a global debt security will not be entitled to have debt securities of the series represented by such global debt security registered in their names, will not receive or be entitled to receive physical delivery of debt securities in certificated form and will not be considered the holders for any purposes under the relevant indenture. (Section 3.5 of each indenture.)

        Each person owning a beneficial interest in a global debt security must rely on the procedures of the depository and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the relevant indenture. The depository may grant proxies and otherwise authorize participants to give or take any request, demand, authorization, direction, notice, consent, waiver or other action which a holder is entitled to give or take under the relevant indenture. Protective understands that, under existing industry practices, if Protective requests any action of holders or any owner of a beneficial interest in a global debt security desires to give any notice or take any action a holder is entitled to give or take under the relevant indenture, the depository would authorize the participants to give such notice or take such action, and participants would authorize beneficial owners owning through such participants to give such notice or take such action or would otherwise act upon the instructions of beneficial owners owning through them.

        Unless otherwise specified in the applicable prospectus supplement, payments with respect to principal, premium, if any, and interest, if any, on debt securities represented by a global debt security registered in the name of a depository or its nominee will be made to such depository or its nominee, as the registered owner of such global debt security.

        Protective expects that the depository for any debt securities issued in global form, will immediately credit participants' accounts with payments of principal, premium or interest, in amounts proportionate to their respective beneficial interests in the principal amount of such global debt security as shown on the records of such depository. Protective also expects that payments by participants to owners of beneficial interests in such global debt security held through such participants will be governed by standing instructions and customary practices, as is now the case with the securities held for the accounts of customers registered in "street names," and will be the responsibility of such participants. Nevertheless, payments, transfers, exchanges and other matters relating to beneficial interests in a global debt security may be subject to various policies and procedures adopted by the depository from time to time. None of Protective, the respective debt trustee or any agent of Protective or the respective debt trustee shall have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial interests of a global debt security, or for maintaining, supervising or reviewing any records relating to such beneficial interests. (Section 3.8 of each indenture.)

        Unless otherwise specified in the applicable prospectus supplement, if the depository for any debt securities issued in global form notifies Protective that it is unwilling or unable to continue as depository and a successor depository is not appointed by Protective within 90 days, Protective will issue such debt securities in definitive certificated form in exchange for such global debt security. In addition, Protective may at any time and in its sole discretion determine not to have any of the debt securities of a series issued in global form and, in such event, will issue debt securities of such series in definitive certificated form in exchange for all of the global debt securities representing such debt securities. (Section 3.5 of each indenture.)

        The debt securities of a series may also be issued in whole or in part in the form of one or more bearer global securities that will be deposited with a depository, or with a nominee for such depository, identified in the applicable prospectus supplement. Any such bearer global securities may be issued in temporary or permanent form. (Section 3.4 of each indenture.) The applicable prospectus supplement will describe the specific terms and procedures, including the specific terms of the depository arrangement, with respect to any portion of a series of debt securities to be represented by one or more bearer global securities.

Consolidation, Merger or Sale by Protective

        Under the terms of each indenture, Protective is prohibited from consolidating with or merging into any other corporation or from selling its assets substantially as an entirety, unless:

  •
  the corporation formed by such consolidation or into which Protective is merged or the corporation which acquires its assets is organized in the United States and expressly assumes all of the obligations of Protective under each indenture;

  •
  immediately after giving effect to such transaction, no default or event of default shall have happened and be continuing; and

  •
  if, as a result of such transaction, properties or assets of Protective would become subject to a mortgage, pledge, lien, security interest or other encumbrance not permitted by the debt securities of any series, Protective or its successor shall take steps necessary to secure such debt securities equally and ratably with all indebtedness secured thereby.

        Upon any such consolidation, merger or sale, the successor corporation formed by such consolidation, or into which Protective is merged or to which such sale is made, shall succeed to and be substituted for Protective under each indenture. (Section 7.1 of each indenture.)

Events of Default, Notice and Certain Rights on Default

        Each indenture provides that, if an event of default occurs with respect to the debt securities of any series and is continuing, the trustee for such series or the holders of 25% in aggregate principal amount of all of the outstanding debt securities of that series, by written notice to Protective, and to the trustee for such series, if notice is given by such holders of debt securities, may declare the principal of, or, if the debt securities of that series are original issue discount securities or indexed securities, such portion of the principal amount specified in the prospectus supplement, and accrued interest on all the debt securities of that series to be due and payable. However, with respect to any debt securities, including subordinated debt securities, issued under the subordinated indenture, the payment of principal and interest on such debt securities shall remain subordinated to the extent provided in Article 12 of the subordinated indenture. (Section 5.2 of each indenture.)

        The following are events of default with respect to debt securities unless otherwise provided in a prospectus supplement relating to the debt securities of a particular series:

  •
  default for 30 days in payment of any interest on any debt security of that series or any applicable coupon or any additional amount payable with respect to debt securities of such series as specified in the applicable prospectus supplement when due;

  •
  default in payment of principal, or premium, if any, at maturity or on redemption or otherwise, or in the making of a mandatory sinking fund payment of any debt securities of that series when due;

  •
  default for 60 days after notice to Protective by the trustee for such series, or by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding, in the performance of any other agreement in the debt securities of that series, in the indenture or in any supplemental indenture or board resolution referred to therein under which the debt securities of that series may have been issued;

  •
  default in payment of principal relating to indebtedness of Protective and its consolidated subsidiaries for borrowed money having an aggregate principal amount exceeding $25 million (after the expiration of any applicable grace period with respect thereto), or other default resulting in acceleration of indebtedness of Protective and its consolidated subsidiaries for borrowed money where the aggregate principal amount so accelerated exceeds $25 million and such acceleration is not rescinded or annulled within 30 days after the written notice thereof to Protective by the respective trustee or to Protective and the respective trustee by the holders of 25% in aggregate principal amount of the debt securities of such series then outstanding; provided that such event of default will be remedied, cured or waived if the default that resulted in such event of default is remedied, cured or waived; and

  •
  certain events of bankruptcy, insolvency or reorganization of Protective or Protective Life Insurance Company. (Section 5.1 of each indenture.)

Events of default with respect to a specified series of debt securities may be added to the indenture and will be described in the applicable prospectus supplement. (Sections 3.1 and 5.1 (7) of each indenture.)

        Each indenture provides that the respective trustee will, within 90 days after the occurrence of a default with respect to the debt securities of any series, give to the holders of the debt securities of that series notice of all defaults known to it unless such default has been cured or waived. However, except in the case of a default in payment on the debt securities of that series, the respective trustee may withhold the notice if and so long as the Board of Directors of Protective, the executive committee thereof or a committee of its responsible officers in good faith determines that withholding such notice is in the interests of the holders of the debt securities of that series. (Section 6.6 of each indenture.) "Default" means any event which is, or after notice or passage of time or both, would be, an event of default. (Section 1.1 of each indenture.)

        Each indenture provides that the holders of a majority in aggregate principal amount of the debt securities of each series affected (with each such series voting as a class) may, subject to certain limited conditions, direct the time, method and place of conducting any proceeding for any remedy available to the trustee for such series, or exercising any trust or power conferred on such trustee. (Section 5.8 of each indenture.)

        Each indenture includes a covenant that Protective will file annually with the respective trustee a certificate as to Protective's compliance with all conditions and covenants of such indenture. (Section 9.6 of each indenture.)

        The holders of a majority in aggregate principal amount of any series of debt securities by written notice to the trustee for such series may waive, on behalf of the holders of all debt securities of such series, any past default or event of default with respect to that series and its consequences, except a default or event of default in the payment of the principal of, premium, if any, or interest, if any, on any debt security. (Section 5.7 of each indenture.)

Modification of the Indentures

        Each indenture contains provisions permitting Protective and the respective debt trustee to enter into one or more supplemental indentures without the consent of the holders of any of the debt securities in order:

  •
  to evidence the succession of another corporation to Protective and the assumption of the covenants of Protective by a successor to Protective;

  •
  to add to the covenants of Protective or surrender any right or power of Protective;

  •
  to add additional events of default with respect to any series of debt securities;

  •
  to add or change any provisions to such extent as necessary to permit or facilitate the issuance of debt securities in bearer form;

  •
  to change or eliminate any provision affecting only debt securities not yet issued;

  •
  to secure the debt securities;

  •
  to establish the form or terms of debt securities;

  •
  to evidence and provide for successor debt trustees or to add or change any provisions to such extent as necessary to permit or facilitate the appointment of a separate trustee or trustees for specific series of debt securities;

  •
  if allowed without penalty under applicable laws and regulations, to permit payment in respect of debt securities in bearer form in the United States;

  •
  to correct any defect or supplement any inconsistent provisions or to make any other provisions with respect to matters or questions arising under such indenture or to cure any ambiguity or correct any mistake, provided that any such action does not adversely affect the interests of any holder of debt securities of any series then outstanding; or

  •
  in the case of the subordinated indenture, to modify the subordination provisions thereof in a manner not adverse to the holders of subordinated debentures of any series then outstanding (and in the case of subordinated debentures issued in return for the proceeds of preferred securities of any series then outstanding, not adverse to the holders of such preferred securities). (Section 8.1 of each indenture.)

        Each indenture also contains provisions permitting Protective and the respective debt trustee, with the consent of the holders of a majority in aggregate principal amount of the outstanding debt securities affected by such supplemental indenture, with the debt securities of each series voting as a class, to execute supplemental indentures adding any provisions to or changing or eliminating any of the provisions of such indenture or any supplemental indenture or modifying the rights of the holders of debt securities of such series, except that, without the consent of the holder of each debt security so affected, no such supplemental indenture may:

  •
  change the time for payment of principal or premium, if any, or interest on any debt security;

  •
  reduce the principal of, or any installment of principal of, or premium, if any, or interest on any debt security, or change the manner in which the amount of any of the foregoing is determined;

  •
  reduce the interest rate, the amount of principal or the amount of premium, if any, payable upon the redemption of any debt security;

  •
  reduce the amount of principal payable upon acceleration of the maturity of any original issue discount or indexed security;

  •
  change the currency or currency unit in which any debt security or any premium or interest thereon is payable;

  •
  impair the right to institute suit for the enforcement of any payment on or with respect to any debt security;

  •
  reduce the percentage in principal amount of the outstanding debt securities affected thereby the consent of whose holders is required for modification or amendment of such indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults;

  •
  change the obligation of Protective to maintain an office or agency in the places and for the purposes specified in such indenture;

  •
  in the case of the subordinated indenture, modify the subordination provisions thereof in a manner adverse to the holders of subordinated debentures of any series then outstanding, and in the case of subordinated debentures issued in return for the proceeds of preferred securities of any series then outstanding, adverse to the holders of such preferred securities; or

  •
  modify the provisions relating to waiver of certain defaults or any of the foregoing provisions. (Section 8.2 of each indenture.)

Subordination under the Subordinated Indenture

        In the subordinated indenture, Protective has covenanted and agreed that any subordinated debt securities issued thereunder are subordinate and junior in right of payment to all present and future senior indebtedness to the extent provided in the subordinated indenture. The subordinated indenture defines the term "senior indebtedness" as the principal, premium, if any, and interest on:

  •
  all indebtedness of Protective, whether outstanding on the date of the issuance of subordinated debt securities or thereafter created, incurred or assumed, which is for money borrowed, or which is evidenced by a note or similar instrument given in connection with the acquisition of any business, properties or assets, including securities;

  •
  any indebtedness of others of the kinds described in the preceding clause for the payment of which Protective is responsible or liable as guarantor or otherwise; and

  •
  amendments, renewals, extensions and refundings of any such indebtedness,

unless in any instrument or instruments evidencing or securing such indebtedness or pursuant to which the same is outstanding, or in any such amendment, renewal, extension or refunding, it is expressly provided that such indebtedness is not superior in right of payment to subordinated debt securities.

        The senior indebtedness shall continue to be senior indebtedness and entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of the senior indebtedness or extension or renewal of the senior indebtedness.

        No direct or indirect payment, in cash, property or securities, by set-off or otherwise, shall be made or agreed to be made on account of the subordinated debt securities or interest thereon or in respect of any repayment, redemption, retirement, purchase or other acquisition of subordinated debt securities, if:

  •
  Protective defaults in the payment of any principal, or premium, if any, or interest on any senior indebtedness, whether at maturity or at a date fixed for prepayment or declaration or otherwise; or

  •
  an event of default occurs with respect to any senior indebtedness permitting the holders to accelerate the maturity and written notice of such event of default, requesting that payments on subordinated debt securities cease, is given to Protective by the holders of senior indebtedness, unless and until such default in payment or event of default has been cured or waived or ceases to exist.

        All present and future senior indebtedness, including, without limitation, interest accruing after the commencement of any such proceeding, assignment or marshalling of assets, shall first be paid in full before any payment or distribution, whether in cash, securities or other property, shall be made by Protective on account of subordinated debt securities in the event of:

  •
  any insolvency, bankruptcy, receivership, liquidation, reorganization, readjustment, composition or other similar proceeding relating to Protective, its creditors or its property;

  •
  any proceeding for the liquidation, dissolution or other winding-up of Protective, voluntary or involuntary, whether or not involving insolvency or bankruptcy proceedings;

  •
  any assignment by Protective for the benefit of creditors; or

  •
  any other marshalling of the assets of Protective.

In any such event, payments or distributions which would otherwise be made for subordinated debt securities will generally be paid to the holders of senior indebtedness, or their representatives, in accordance with the priorities existing between these creditors at that time until the senior indebtedness is paid in full. If the payments or distributions on subordinated debt securities are in the form of Protective's securities or those of any other corporation under a plan or reorganization or adjustment and are subordinate to outstanding senior indebtedness and to any securities issued with respect to such senior indebtedness under a plan of reorganization or readjustment, they will be made to the holders of the subordinated debt securities. No present or future holder of any senior indebtedness will be prejudiced in the right to enforce the subordination of subordinated debt securities by any act or failure to act on the part of Protective.

        Senior indebtedness will only be deemed to have been paid in full if the holders of such indebtedness have received cash, securities or other property which is equal to the amount of the outstanding senior indebtedness. After payment in full of all present and future senior indebtedness, holders of subordinated debt securities will be subrogated to the rights of any holders of senior indebtedness to receive any further payments or distributions that are applicable to the senior indebtedness until all the subordinated debt securities are paid in full. In matters between holders of subordinated debt securities and any other type of Protective's creditors, any payments or distributions that would otherwise be paid to holders of senior debt securities and that are made to holders of subordinated debt securities because of this subrogation will be deemed a payment by Protective on account of senior indebtedness and not on account of subordinated debt securities.

        The subordinated indenture provides that the foregoing subordination provisions, may be changed prior to the issuance of any subordinated debt securities. The prospectus supplement relating to such subordinated debt securities would describe any such change.

        The subordinated indenture places no limitation on the amount of additional senior indebtedness that may be incurred by Protective. Protective expects from time to time to incur additional indebtedness constituting senior indebtedness.

Defeasance and Covenant Defeasance

        If indicated in the applicable prospectus supplement, Protective may elect either:

  •
  to defease and be discharged from any and all obligations with respect to the debt securities of or within any series, except as otherwise provided in the relevant indenture ("defeasance"); or

  •
  to be released from its obligations with respect to certain covenants applicable to the debt securities of or within any series ("covenant defeasance"), upon the deposit with the relevant debt trustee (or other qualifying trustee), in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient, without reinvestment, to pay the principal of and any premium or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon.

        As a condition to defeasance or covenant defeasance, Protective must deliver to the relevant debt trustee an officer's certificate and an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of defeasance under the first clause above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. Additional conditions to defeasance include:

  •
  delivery by Protective to the relevant debt trustee of an officer's certificate to the effect that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such defeasance;

  •
  no event of default with respect to such debt securities or any other debt securities occurring or continuing at the time of such defeasance or, in the case of certain bankruptcy events of default, at any time on or prior to the 90th day after the date of such defeasance; and

  •
  such defeasance not resulting in the trust arising from the deposit of any moneys in respect of such defeasance constituting an "investment company" within the meaning of the Investment Company Act unless such trust shall be registered under such Act or exempt from registration thereunder. (Article 4 of each indenture.)

If indicated in the applicable prospectus supplement, in addition to obligations of the United States or an agency or instrumentality thereof, government obligations may include obligations of the government or an agency or instrumentality of the government issuing the currency or currency unit in which debt securities of such series are payable. (Sections 1.1 and 3.1 of each indenture.)

        In addition, with respect to the subordinated indenture, in order to be discharged:

  •
  no event or condition shall exist that, pursuant to certain provisions described under "—Subordination under the Subordinated Indenture" above, would prevent Protective from making payments of principal of, and premium, if any, and interest on subordinated debt securities and applicable coupons at the date of the irrevocable deposit referred to above or at any time during the period ending on the 121st day after such deposit date; and

  •
  Protective shall deliver to the trustee under the subordinated indenture an opinion of counsel to the effect that the trust funds will not be subject to any rights of holders of senior indebtedness, and after the 121st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally except that if a court were to rule under any such law in any case or proceeding that the trust refunds remained the property of Protective, then the trustee under the subordinated indenture and the holders of subordinated debt securities would be entitled to certain rights as secured creditors in such trust funds. (Section 4.6 of the subordinated indenture.)

        Protective may exercise its defeasance option with respect to such debt securities notwithstanding its prior exercise of its covenant defeasance option. If Protective exercises its defeasance option, payment of such debt securities may not be accelerated because of an event of default. If Protective exercises its covenant defeasance option, payment of such debt securities may not be accelerated by reason of a default or an event of default with respect to the covenants to which such covenant defeasance is applicable. However, if such acceleration were to occur by reason of another event of default, the realizable value at the acceleration date of the money and government obligations in the defeasance trust could be less than the principal and interest then due on such debt securities, in that the required deposit in the defeasance trust is based upon scheduled cash flow rather than market value, which will vary depending upon interest rates and other factors.

Notices

        Notices to holders of registered debt securities will be given by mail to the addresses of such holders as they may appear in the register for the relevent series of debt securities. (Section 1.6 of each indenture)

Title

        Protective, the debt trustee and any agent of Protective or the debt trustee may treat the person in whose name a debt security is registered as the absolute owner thereof, whether or not such debt security may be overdue, for the purpose of receiving payment and for all other purposes. (Section 3.8 of each indenture.)

Governing Law

        The indentures and the debt securities will be governed by, and construed in accordance with, the laws of the State of New York. (Section 1.11 of each indenture.)

The Trustee

        The Bank of New York is the trustee under the senior indenture and the subordinated indenture. Protective may also maintain banking and other commercial relationships with The Bank of New York and its affiliates in the ordinary course of business. The Bank of New York is also the registrar and transfer agent for Protective's common stock. The indentures contain certain limitations on the right of The Bank of New York, should it become a creditor of Protective, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The Bank of New York will be permitted to engage in certain other transactions; however, if it acquires any conflicting interest and there is a default under the debt securities, it must eliminate such conflict or resign.

DESCRIPTION OF CAPITAL STOCK OF PROTECTIVE

Authorized and Outstanding Capital Stock

        The authorized capital stock of Protective is 164,000,000 shares, consisting of:

  •
  3,600,000 shares of preferred stock, par value $1.00 per share, of which no shares were outstanding as of March 31, 2003;

  •
  400,000 shares of Series A Junior Participating Cumulative Preferred Stock, par value $1.00 per share (the "Junior Preferred Stock"), of which no shares were outstanding as of March 31, 2003; and

  •
  160,000,000 shares of common stock, par value $.50 per share, of which 68,891,149 shares, as well as the same number of rights ("Rights") to purchase shares of Junior Preferred Stock pursuant to the Rights Agreement, dated August 7, 1995 (the "Rights Agreement"), between Protective and The Bank of New York, as successor to AmSouth Bank, as Rights Agent, were outstanding as of March 31, 2003.

        In general, the classes of authorized capital stock are afforded preferences with respect to dividends and liquidation rights in the order listed above. The Board of Directors of Protective may, without approval of the stockholders, issue preferred stock in one or more series, with the numbers of shares of each series and the rights, preferences and limitations of each series to be determined by it. The specific matters that may be determined by the Board of Directors include the dividend rights, conversion rights, redemption rights and liquidation preferences, if any, of any wholly unissued series of preferred stock, or of the entire class of preferred stock if none of such shares have been issued, the number of shares constituting any such series and the terms and conditions of the issue thereof. The descriptions set forth below do not purport to be complete and are qualified in their entirety by reference to:

  •
  the 1998 Restated Certificate of Incorporation of Protective;

  •
  the 1998 Restated By-laws of Protective; and

  •
  the Rights Agreement.

Copies of each of these documents are filed as exhibits to the registration statement which includes this prospectus.

        No holders of any class of Protective's capital stock are entitled to preemptive rights.

DESCRIPTION OF PREFERRED STOCK OF PROTECTIVE

        The particular terms of any series of preferred stock to be offered pursuant to this prospectus will be set forth in a prospectus supplement. The rights, preferences, privileges and restrictions, including dividend rights, voting rights, terms of redemption and liquidation preferences, of the preferred stock of each series will be fixed or designated pursuant to a certificate of designation adopted by the Board of Directors or a duly authorized committee thereof. The description of the terms of a particular series of preferred stock that will be set forth in a prospectus supplement does not purport to be complete and is qualified in its entirety by reference to the certificate of designation relating to such series.

DESCRIPTION OF COMMON STOCK OF PROTECTIVE

General

        Subject to the rights of the holders of any shares of preferred stock which may at the time be outstanding, holders of common stock are entitled to such dividends as the Board of Directors may declare out of legally available funds. The holders of common stock will possess exclusive voting rights in Protective, except to the extent the Board of Directors specifies voting power with respect to any preferred stock issued. Except as hereinafter described, holders of common stock are entitled to one vote for each share of common stock, but will not have any right to cumulate votes in the election of directors. In the event of liquidation, dissolution or winding up of Protective, the holders of common stock are entitled to receive, after payment of all of Protective's debts and liabilities and of all sums to which holders of any preferred stock may be entitled, the distribution of any remaining assets of Protective. Holders of common stock will not be entitled to preemptive rights with respect to any shares which may be issued. Any shares of common stock sold hereunder will be fully paid and nonassessable. The Bank of New York is the registrar and transfer agent for the common stock. The common stock is listed on the New York Stock Exchange under the symbol "PL."

Potential Anti-takeover Effect of Protective's Restated Certificate of Incorporation

        The provisions of Protective's certificate of incorporation that are summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider to be in such stockholder's best interests, including those attempts that might result in a premium over the market price for the shares held by stockholders.

        Issuance of Preferred Stock.    Pursuant to the certificate of incorporation, the Board of Directors by resolution may establish one or more series of preferred stock having such number of shares, designation, relative voting rights, dividend rights, dividend rates, liquidation and other rights, preferences and limitations as may be fixed by the Board of Directors without any further stockholder approval. Such rights, preferences, privileges and limitations as may be established could have the effect of impeding or discouraging the acquisition of control of Protective.

        Business Combinations.    Protective's certificate of incorporation contains a "fair price" provision which generally requires that certain "business combinations" with a "related person" (generally the beneficial owner, together with affiliates and associates of such person, of at least 20 percent of Protective's voting stock) be approved by the holders of at least 80 percent of Protective's voting stock and the holders of at least 67 percent of the voting stock held by stockholders other than such related person, unless:

  (1)
  at least a majority of the "continuing directors" of Protective
    •
    has expressly approved in advance the acquisition of Protective's voting stock that caused the related person involved in the business combination to become a related person; or

    •
    has approved the business combination; or
  (2)
  the business combination is either a "reorganization" or a business combination in which Protective is the surviving corporation and, in either event, the cash or fair market value of the property, securities or other consideration to be received per share as a result of the business combination by holders of the common stock of Protective other than the related person is not less than the highest per share price, with appropriate adjustments for recapitalizations and for stock splits, stock dividends and like distributions, paid by such related person in acquiring any holdings of Protective's common stock either in or subsequent to the transaction or series of transactions by reason of which the related person became a related person.

        Protective's certificate of incorporation contains the following definitions:

        "Business combination" means:

  •
  any reorganization of Protective or a subsidiary of Protective with or into a related person;

  •
  any sale, lease, exchange, transfer or other disposition, including without limitation a pledge, mortgage or any other security device, of all or any "substantial part" of the assets either of Protective or of a subsidiary of Protective, or both, to a related person;

  •
  any reorganization of a related person with or into Protective or a subsidiary of Protective;

  •
  any sale, lease, exchange, transfer or other disposition of all or any substantial part of the assets of a related person to Protective or a subsidiary of Protective;

  •
  the issuance of any securities of Protective or any subsidiary of Protective to a related person except if such issuance were a stock split, stock dividend or other distribution pro rata to all holders of the same class of voting stock;

  •
  any reclassification of Protective's securities, including any reverse stock split, or any other recapitalization that would have the effect of increasing the voting power of a related person; and

  •
  any agreement, contract, plan or other arrangement providing for any of the transactions described in the definition of business combination.

        For purposes of Protective's certificate of incorporation, "continuing director" means a director who was a member of the Board of Directors of Protective immediately prior to the time such related person became a related person.

        "Substantial part" means more than 20 percent of the fair market value of the total assets of the corporation in question, as determined in good faith by a majority of the continuing directors as of the end of its most recent fiscal year ending prior to the time the determination is being made.

        "Reorganization" is defined to mean a merger, consolidation, plan of exchange, sale of all or substantially all of the assets (including, in the case of a subsidiary of Protective, bulk reinsurance or cession of substantially all of its policies and contracts) or other form of corporate reorganization pursuant to which shares of voting stock, or other securities of the subject corporation, are to be converted or exchanged into cash or other property, securities or other consideration.

        Under the certificate of incorporation, the amendment of, repeal of or adoption of any provision inconsistent with provisions of the certificate of incorporation relating to business combinations with a related person requires the affirmative vote of the holders of at least 80 percent of Protective's voting stock and the holders of at least 67 percent of Protective's voting stock held by holders other than such related person.

Share Purchase Rights Plan

        On August 7, 1995, the Board of Directors of Protective declared a dividend distribution of one Right for each outstanding share of common stock. The distribution was payable on August 18, 1995 to the shareholders of record on that date. Each Right currently entitles the registered holder to purchase from Protective, under certain circumstances, one two-hundredth of a share of Junior Preferred Stock at a purchase price of $55 per one two-hundredth of a share of Junior Preferred Stock, subject to adjustment.

        The Rights will be evidenced, with respect to any of the common stock certificates outstanding as of August 18, 1995, by such common stock certificate with a copy of a "Summary of Rights" attached thereto until the earlier to occur of:

  •
  ten business days following the time of a public announcement or notice to Protective that a person or group of affiliated or associated persons (an "acquiring person") acquired, or obtained the right to acquire, beneficial ownership of 15% or more of the outstanding Common Stock of Protective (the "stock acquisition time"); or

  •
  ten business days, or such later date determined by the Board of Directors, following the commencement or announcement of an intention to make a tender offer or exchange offer which, if successful, would cause the bidder to own 15% or more of the outstanding common stock.

        The earlier of these dates is referred to as the "distribution date".

        The Rights Agreement provides that, until the distribution date, the Rights will be transferred with and only with the common stock. Until the distribution date, or earlier redemption or expiration of the Rights, new common stock certificates issued after August 18, 1995, upon transfer or new issuance of the common stock, will contain a notation incorporating the Rights Agreement by reference. Until the distribution date, or earlier redemption or expiration of the Rights, the surrender for transfer of any of the common stock certificates outstanding as of August 18, 1995, even without a copy of a "Summary of Rights" attached thereto, will also constitute the transfer of the Rights associated with the common shares represented by such certificate. As soon as practicable following the distribution date, separate certificates evidencing the Rights will be mailed to holders of record of the common stock as of the close of business on the distribution date and such separate right certificates alone will evidence the Rights.

        The Rights are not exercisable until the distribution date. The Rights will expire on August 18, 2005, unless earlier redeemed by Protective as described below or extended.

        To prevent dilution, the purchase price payable and the number of shares of Junior Preferred Stock or other securities or property issuable upon exercise of the Rights are subject to adjustment from time to time in connection with the following events:

  •
  in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Junior Preferred Stock;

  •
  upon the fixing of a record date for the issuance to holders of Junior Preferred Stock of certain rights, options or warrants to subscribe for or purchase Junior Preferred Stock or convertible securities at less than the current market price of Junior Preferred Stock; or

  •
  upon the fixing of a record date for the making of a distribution to holders of Junior Preferred Stock of evidences of indebtedness or assets, excluding regular periodic cash dividends not exceeding 125% of the last regular periodic cash dividend or dividends payable in Junior Preferred Stock, or of subscription rights or warrants, other than those referred to above.

The number of Rights and number of shares of Junior Preferred Stock issuable upon the exercise of each Right are also subject to adjustment in the event of a stock split, combination or stock dividend on the common stock prior to the distribution date.

        With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments require an adjustment of at least 1% in such purchase price. No fractional shares of common stock will be issued and, in lieu thereof, an adjustment in cash will be made based on the market value of the common stock on the last trading date prior to the date of exercise.

        In the event that after the stock acquisition time, Protective is acquired in a merger or other business combination transaction or 50% or more of its assets, cash flow or earning power are sold or otherwise transferred, the Rights Agreement provides that proper provision shall be made so that each holder of a Right, other than the acquiring person, upon the exercise thereof at the then-current exercise price of the Right, shall thereafter be entitled to receive that number of shares of common stock of the acquiring company which at the time of such transaction would have a market value of two times the exercise price of the Right. In the event that Protective were the surviving corporation in a merger and its common stock was changed or exchanged, proper provision shall be made so that each holder of a Right, other than the acquiring person, will thereafter have the right to receive upon exercise, that number of shares of the common stock having a market value of two times the exercise price of the Right.

        In the event that a person or group becomes an acquiring person (otherwise than pursuant to a tender offer or exchange offer for all outstanding shares of common stock at a price and on terms which are determined to be fair and in the best interests of Protective and its stockholders by a majority of the members of the Board of Directors of Protective who are not acquiring persons or representatives or nominees of or affiliated or associated with an acquiring person), proper provision shall be made so that each holder of a Right, other than Rights that were beneficially owned by the acquiring person, which will thereafter be void, will thereafter have the right to receive upon exercise that number of shares of common stock having a market value, as defined in the Rights Agreement, of two times the exercise price of the Right. A person or group will not be deemed to be an acquiring person if the Board of Directors of Protective determines that such person or group became an acquiring person inadvertently and such person or group promptly divests itself of a sufficient number of shares of common stock so that such person or group is no longer an acquiring person.

        At any time prior to the earlier of (1) the stock acquisition time and (2) August 18, 2005, Protective, by resolution of its Board of Directors, may redeem the Rights in whole, but not in part, at a redemption price of $.01 per Right. Immediately upon the action of the Board of Directors electing to redeem the Rights or at such time subsequent to such action as the Board of Directors may determine, the right to exercise the Rights will terminate and the only right of the holders of Rights will be to receive this redemption price.

        At any time after a person becomes an acquiring person and prior to the acquisition by such person of 50% or more of the outstanding common stock of Protective, the Board of Directors of Protective may exchange the Rights, other than Rights beneficially owned by such person which have become void, in whole or in part, for common stock of Protective at an exchange ratio of one share of common stock per Right, subject to adjustment. Protective may at its option substitute shares of Junior Preferred Stock, or other series of substantially similar preferred stock of Protective, for some or all of the shares of common stock exchangeable for Rights, at an exchange ratio of one two-hundredth of a share of Junior Preferred Stock, or such other series of preferred stock, for each share of common stock to be exchanged.

        Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of Protective, other than rights resulting from such holder's ownership of shares of common stock, including, without limitation, the right to vote or to receive dividends. Stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for common stock, or other consideration, of Protective or for common stock of the acquiring company as set forth above.

        The Rights and the Rights Agreement can be amended by Protective's Board of Directors in any respect, including, without limitation, any extension of the period in which the Right certificates may be redeemed, at any time prior to the stock acquisition time. From and after such time, without the approval of the stockholders of Protective or the holders of the Rights, the Board of Directors may only supplement or amend the Rights Agreement in order to:

  •
  cure any ambiguity;

  •
  correct or supplement any provision contained in the Rights Agreement which may be defective or inconsistent with any other provision in the Rights Agreement;

  •
  shorten or lengthen any time period under the Rights Agreement; or

  •
  make any changes or supplements which Protective may deem necessary or desirable which shall not adversely affect the interests of the holders of Right certificates, other than an acquiring person or an affiliate or associate of any such person.

        Any such action by the Board of Directors must have the concurrence of a majority of the continuing directors and the continuing directors must constitute a majority of directors then in office. However, the Rights Agreement may not be supplemented or amended to lengthen:

  •
  a time period relating to when the Rights may be redeemed or to modify the ability (or inability) of Protective's Board of Directors to redeem the Rights, in either case at such time as the Rights are not then redeemable; or

  •
  any other time period unless such lengthening is for a purpose of protecting, enhancing or clarifying the Rights of or the benefits to the holders of Rights, other than an acquiring person or an affiliate or associate of any such person.

        For purposes of the Rights Agreement, the term "continuing director" means any member of the Board of Directors of Protective who was a member of the Board prior to the Stock Acquisition Time, and any person who is subsequently elected to the Board if such person is recommended or approved by a majority of the continuing directors, but shall not include an acquiring person, or an affiliate or associate of an acquiring person, or any representative of the foregoing entities.

        The Rights have certain anti-takeover effects. The Rights will cause substantial dilution to a person or group that attempts to acquire Protective in a manner which causes the Rights to become exercisable unless the offer is conditioned on the Rights being redeemed. This potential dilution may have the effect of delaying, deferring or discouraging attempts to acquire control of Protective which are not approved by Protective's Board of Directors. However, the Rights should not interfere with any merger or other business combination approved by Protective's Board of Directors.

        The foregoing description of the Rights Agreement is qualified in its entirety by reference to the complete terms of the Rights as set forth in the Rights Agreement. The Rights Agreement is incorporated by reference as an exhibit to the registration statement which includes this prospectus. A copy of the Rights Agreement can be obtained as described under "Where You Can Find More Information."

Description of Junior Preferred Stock

        General.    In connection with the Rights Agreement, 400,000 shares of Junior Preferred Stock have been reserved and authorized for issuance by Protective's Board of Directors. No shares of Junior Preferred Stock are outstanding as of the date of this prospectus. The following statements with respect to the Junior Preferred Stock do not purport to be complete and are subject to the detailed provisions of the Protective's certificate of incorporation and the certificate of designation relating to the Junior Preferred Stock which are filed as exhibits to the registration statement which includes this prospectus.

        Ranking.    The Junior Preferred Stock shall rank junior to all other series of Protective's preferred stock as to the payment of dividends and the distribution of assets, unless the terms of any such series shall provide otherwise.

        Dividends and Distributions.    Subject to the prior and superior rights of the holders of any share of any series of preferred stock ranking prior to and superior to the shares of Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of common stock and of any other junior stock which may be outstanding, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for that purpose, quarterly dividends payable in cash on the first day of January, April, July and October in each year commencing on the first quarterly dividend payment date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share, rounded to the nearest cent, equal to the greater of (1) $2.50 per share ($10.00 per annum) or (2) subject to adjustment upon certain dilutive events, 100 times the aggregate per share amount of all cash dividends, and 100 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of common stock or a subdivision of the outstanding shares of common stock (by reclassification or otherwise), declared on the common stock, since the immediately preceding quarterly dividend payment date, or, with respect to the first quarterly dividend payment date, since the first issuance of any share or fraction of a share of Junior Preferred Stock.

        Protective shall declare a dividend or distribution on the Junior Preferred Stock immediately after it declares a dividend or distribution on the common stock (other than a dividend payable in shares of common stock); provided that, in the event no dividend or distribution shall have been declared on the common stock during the period between any quarterly dividend payment date and the next subsequent quarterly dividend payment date, a dividend of $2.50 per share ($10.00 per annum) on the Junior Preferred Stock shall nevertheless be payable on such subsequent quarterly dividend payment date.

        Voting Rights.    The holders of shares of Junior Preferred Stock shall have the following voting rights:

  •
  subject to adjustment upon certain dilutive events, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes (and each one one-hundredth of a share of Junior Preferred Stock shall entitle the holder thereof to one vote) on all matters submitted to a vote of the stockholders of Protective;

  •
  except as otherwise provided by the certificate of designation, the certificate of incorporation, any other certificate of designation creating a series of preferred stock or any similar stock or by law, the holders of shares of Junior Preferred Stock and the holders of shares of common stock shall vote together as one class on all matters submitted to a vote of stockholders of Protective; and

  •
  except as provided in the certificate of designation or by applicable law, holders of Junior Preferred Stock shall have no special voting rights and their consent shall not be required for authorizing or taking any corporate action.

        Liquidation, Dissolution or Winding Up.    Upon any liquidation (voluntary or otherwise), dissolution or winding up of Protective, no distribution shall be made to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received the higher of (1) $10 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, or (2) an aggregate amount per share, subject to adjustment upon certain dilutive events, equal to 100 times the aggregate amount to be distributed per share to holders of common stock; nor shall any distribution be made to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all other such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding-up.

        Consolidation, Merger, etc.    In case Protective shall enter into any consolidation, merger, combination or other transaction in which the shares of common stock are exchanged for or changed into other stock or securities, cash and/or any other property, or otherwise changed, then in any such case, each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share (subject to adjustment upon certain dilutive events) equal to 100 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of common stock is changed or exchanged.

        Certain Restrictions.    Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, Protective shall not:

  •
  declare or pay dividends, or make any other distributions on any shares or stock ranking junior (either as to dividends or upon liquidation, dissolution or winding-up) to the Junior Preferred Stock;

  •
  declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock except dividends paid ratably on the Junior Preferred Stock, and all such parity stock on which the dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

  •
  redeem or purchase or otherwise acquire for consideration shares of any stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, provided that Protective may at any time redeem, purchase or otherwise acquire shares of any such parity stock in exchange for shares of any stock of Protective ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock; or

  •
  purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding-up) with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series or classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

        Protective shall not permit any subsidiary of Protective to purchase or otherwise acquire for consideration any shares of stock of Protective unless Protective could, in accordance with the foregoing restrictions, purchase or otherwise acquire such shares at such time and in such manner.

        Redemption.    The shares of Junior Preferred Stock are not redeemable.

Certain Limitations on Dividends and Other Payments

        Under the terms of the 7 1/2% Subordinated Debentures, Series D and the 7 1/4% Subordinated Debentures, Series E, Protective has the right to extend the interest payment period with respect to the Series D & E Debentures. During any such extended interest period, or at any time during which there is an uncured default or event of default (as defined in the subordinated indenture, see "Description of Debt Securities of Protective—Events of Default, Notice and Certain Rights on Default") under the Series D & E Debentures, Protective is prohibited from paying any dividends on, or redeeming, purchasing, acquiring or making a liquidation payment with respect to, any of its shares of capital stock or making any guarantee payments with respect to the foregoing, with certain limited exceptions.

DESCRIPTION OF PREFERRED SECURITIES OF THE PLC CAPITAL TRUSTS

General

        The declarations of trust of PLC Capital Trust V and PLC Capital Trust VI authorizes each trust to issue one series of preferred securities which will have the terms described in a prospectus supplement. The proceeds from the sale of each trust's preferred and common securities will be used by such trust to purchase a series of subordinated debt securities issued by Protective. The subordinated debt securities will be held in trust by the trust's institutional trustee for the benefit of the holders of such preferred and common securities. The declarations of trust have been qualified as indentures under the Trust Indenture Act. The institutional trustee for each trust, Wilmington Trust Company, an independent trustee, will act as indenture trustee for the preferred securities, to be issued by each trust, for the purposes of compliance with the provisions of the Trust Indenture Act. The preferred securities will have such terms, including distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the declaration of trust or made part of the declaration of trust by the Trust Indenture Act. Such terms, rights and restrictions will mirror the terms of the subordinated debt securities held by the applicable trust and will be described in the applicable prospectus supplement. The prospectus supplement relating to the preferred securities of the applicable trust will provide specific terms, including:

  •
  the distinctive designation of such preferred securities;

  •
  the number of preferred securities issued by such trust;

  •
  the annual distribution rate (or method of determining such rate) for preferred securities issued by such trust and the date or dates upon which such distributions shall be payable; provided, however, that distributions on such preferred securities shall be payable on a quarterly basis to holders of such preferred securities as of a record date in each quarter during which such preferred securities are outstanding;

  •
  whether distributions on preferred securities issued by such trust shall be cumulative, and, in the case of preferred securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on preferred securities issued by such trust shall be cumulative;

  •
  the amount or amounts which shall be paid out of the assets of such trust to the holders of preferred securities of such trust upon voluntary or involuntary dissolution, winding-up or termination of such trust;

  •
  the obligation, if any, of such trust to purchase or redeem preferred securities issued by such trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, preferred securities issued by such trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation (with such redemption price to be determined through negotiations among Protective and the underwriters based on, among other factors, redemption prices of securities similar to the preferred securities and market conditions generally);

  •
  the voting rights, if any, of preferred securities issued by such trust in addition to those required by law, including the number of votes per preferred security and any requirement for the approval by the holders of preferred securities, or of preferred securities issued by PLC Capital Trusts V or VI, or of both, as a condition to specified action or amendments to the declaration of trust of such trust;

  •
  the terms and conditions, if any, upon which Protective's subordinated debt securities may be distributed to holders of preferred securities;

  •
  if applicable, any securities exchange upon which the preferred securities shall be listed; and

  •
  any other relevant rights, preferences, privileges, limitations or restrictions of preferred securities issued by such trust not inconsistent with the declaration of trust of such trust or with applicable law.

        All preferred securities will be guaranteed by Protective to the extent set forth below under "Description of the Preferred Securities Guarantees." The guarantee of Protective, when taken together with Protective's obligations under its subordinated debt securities and the relevant supplemental indenture, and its obligations under each declaration of trust, including obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to preferred securities and common securities, would provide a full and unconditional guarantee of amounts due on preferred securities issued by the trusts. The prospectus supplement will describe any United States federal income tax considerations applicable to any offering of preferred securities.

        In connection with the issuance of preferred securities, each trust will issue one series of common securities. The declaration of each trust authorizes the regular trustees to issue on behalf of such trust one series of common securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. The terms of the common securities issued by a trust will be substantially identical to the terms of the preferred securities issued by such trust and the common securities will rank equally, and payments will be made thereon pro rata, with the preferred securities. However, upon an event of default under the declaration of trust, the rights of the holders of the common securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the preferred securities. Except in certain limited circumstances, the common securities will also carry the right to vote, and appoint, remove or replace any of the trustees of a trust. All of the common securities of each trust will be directly or indirectly owned by Protective.

Enforcement of Certain Rights by Holders of Preferred Securities

        If an event of default occurs, and is continuing, under the declaration of trust of PLC Capital Trust V or PLC Capital Trust VI, the holders of the preferred securities of that trust would typically rely on the institutional trustee to enforce its rights as a holder of the related subordinated debt securities of Protective against Protective. Additionally, those who together hold a majority of the liquidation amount of the trust's preferred securities will have the right to:

  •
  direct the time, method and place of conducting any proceeding for any remedy available to the institutional trustee; or

  •
  direct the exercise of any trust or power that the institutional trustee holds under the declaration of trust, including the right to direct the institutional trustee to exercise the remedies available to it as a holder of Protective's subordinated debt securities.

        If such a default occurs and the event is attributable to Protective's failure to pay interest or principal on the subordinated debt securities when due, including any payment on redemption, and this debt payment failure is continuing, a preferred securities holder of the trust may directly institute a proceeding for the enforcement of this payment. Such a proceeding will be limited, however, to enforcing the payment of this principal or interest only up to the value of the aggregate liquidation amount of the holder's preferred securities as determined after the due date specified in the applicable series of subordinated debt securities. Protective will be subrogated to the holder's rights under the applicable declaration of trust to the extent of any payment it makes to the holder in connection with such a direct action.

DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

        Set forth below is a summary of information concerning the guarantees which will be executed and delivered by Protective for the benefit of the holders from time to time of preferred securities. Each guarantee will be qualified as an indenture under the Trust Indenture Act. Wilmington Trust Company, an independent trustee, will act as indenture trustee under each guarantee for the purposes of compliance with the provisions of the Trust Indenture Act. The terms of each guarantee will be those set forth in such guarantee and those made part of such guarantee by the Trust Indenture Act. The following summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the form of guarantee, which is filed as an exhibit to the registration statement which includes this prospectus, and the Trust Indenture Act. Each guarantee will be held by the trustee for the benefit of the holders of the preferred securities of the applicable trust.

General

        Pursuant to each guarantee, Protective will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the preferred securities issued by PLC Capital Trust V or VI, except to the extent paid by such trust, as and when due, regardless of any defense, right of set-off or counterclaim which such trust may have or assert:

  •
  any accrued and unpaid distributions which are required to be paid on such preferred securities, to the extent such trust shall have funds available;

  •
  the redemption price, and all accrued and unpaid distributions to the date of redemption (the "Redemption Price") to the extent such trust has funds available with respect to any preferred securities called for redemption by such trust; and

  •
  upon a voluntary or involuntary dissolution, winding-up or termination of such trust (other than in connection with the distribution of subordinated debt securities to the holders of preferred securities or the redemption of all of the preferred securities), the lesser of:

  (1)
  the aggregate of the liquidation amount and all accrued and unpaid distributions on such preferred securities to the date of payment, to the extent such trust has funds available; and

  (2)
  the amount of assets of such trust remaining available for distribution to holders of such preferred securities in liquidation of such trust.

        Protective's obligation to make a guarantee payment may be satisfied by direct payment of the required amounts by the company to the holders of preferred securities or by causing the applicable trust to pay such amounts to such holders.

        Each guarantee will be a guarantee with respect to the preferred securities issued by the applicable trust, but will not apply to any payment of distributions except to the extent such trust shall have funds available therefor. If Protective does not make interest payments on the subordinated debt securities purchased by a trust, such trust will not pay distributions on the preferred securities issued by such trust and will not have funds available therefor. The guarantee, when taken together with Protective's obligations under the subordinated debt securities, the subordinated indenture, and the declaration of trust will provide a full and unconditional guarantee on a subordinated basis by Protective of payments due on the Preferred Securities.

        Protective will also agree separately, through the guarantees of the common securities, to irrevocably and unconditionally guarantee the obligations of the trusts with respect to the common securities to the same extent as the guarantees of the preferred securities. However, upon an event of default under the subordinated debt securities indenture, holders of preferred securities shall have priority over holders of common securities with respect to distributions and payments on liquidation, redemption or otherwise.

Certain Covenants of the Company

        In each guarantee, Protective will covenant that, so long as any preferred securities issued by the applicable trust remain outstanding, if any event that would constitute an event of default under such guarantee or the declaration of such trust has occurred, then:

  •
  Protective shall not declare or pay any dividend on, make any distributions with respect to, or redeem, purchase or make a liquidation payment with respect to, any of its capital stock, other than:

  (1)
  purchases or acquisitions of shares of its common stock in connection with the satisfaction by Protective of its obligations under any employee benefit plans or the satisfaction by Protective of its obligation pursuant to any contract or security requiring it to purchase shares of its common stock;

  (2)
  as a result of a reclassification of its capital stock or the exchange or conversion of one class or series of Protective capital stock for another class or series of Protective capital stock;

  (3)
  the purchase of fractional interests in shares of Protective capital stock pursuant to an acquisition or the conversion or exchange provisions of such Protective capital stock or the security being converted or exchanged; and

  (4)
  redemptions or purchases pursuant to Protective's Rights Agreement, dated August 7, 1995, between Protective and The Bank of New York as Successor Rights Agent to AmSouth Bank as Rights Agent;

  •
  Protective shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) issued by Protective which rank equally with or junior to the related subordinated debt securities of Protective; and

  •
  Protective shall not make any guarantee payments with respect to the foregoing, other than pursuant to a guarantee of preferred securities or common securities, or Protective's guarantees with respect to:

  (1)
  PLC Capital Trust III's 7 1/2% Trust Originated Preferred Securities and Common Securities; and

  (2)
  PLC Capital Trust VI's 7 1/4% Trust Originated Preferred Securities and Common Securities.

Modification of the Preferred Securities Guarantees; Assignment

        Except with respect to any changes which do not adversely affect the rights of holders of preferred securities, in which case no vote will be required, each guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding preferred securities issued by the applicable trust. All guarantees and agreements contained in a guarantee shall bind the successors, assigns, receivers, trustees and representatives of Protective and shall inure to the benefit of the holders of the preferred securities of the applicable trust then outstanding.

Termination

        Each guarantee will terminate as to the preferred securities issued by the applicable trust:

  •
  upon full payment of the redemption price of all preferred securities of such trust;
  •
  upon distribution of the subordinated debt securities held by such trust to the holders of the preferred securities of such trust; or
  •
  upon full payment of the amounts payable in accordance with the declaration of such trust upon liquidation of such trust.

Events of Default

        An event of default under a guarantee will occur upon the failure of Protective to perform any of its payment or other obligations thereunder.

        The holders of a majority in liquidation amount of the preferred securities to which such guarantee relates have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee in respect of the guarantee or to direct the exercise of any trust or power conferred upon the trustee under such guarantee. If the trustee fails to enforce such guarantee, any holder of preferred securities to which such guarantee relates may institute a legal proceeding directly against Protective to enforce such holder's rights under such guarantee, without first instituting a legal proceeding against the relevant trust, the trustee or any other person or entity. Notwithstanding the foregoing, if Protective has failed to make a guarantee payment, a holder of preferred securities may directly institute a proceeding against Protective for enforcement of the guarantee for such payment. Protective waives any right or remedy to require that any action be brought first against such trust or any other person or entity before proceeding directly against Protective.

Status of the Preferred Securities Guarantees

        The guarantees will constitute unsecured obligations of Protective and will rank as follows:

  •
  subordinate and junior in right of payment to all present and future senior indebtedness, as such term is defined in Protective's subordinated indenture, see "Description of Debt Securities of Protective—Subordination under the Subordinated Indenture;"
  •
  equally with:
  (1)
  Protective's guarantees with respect to the common securities of PLC Capital Trusts V and VI;
  (2)
  subordinated debt securities, see "Description of Debt Securities—Subordination under the Subordinated Indenture;"
  (3)
  Protective's guarantee of PLC Capital Trust III's 7 1/2% Trust Originated Preferred Securities;
  (4)
  Protective's guarantee of PLC Capital Trust III's 7 1/2% Trust Originated Common Securities;
  (5)
  Protective's 7 1/2% Subordinated Debentures, due 2031, Series D;
  (6)
  Protective's guarantee of PLC Capital Trust IV's 7 1/4% Trust Originated Preferred Securities;
  (7)
  Protective's guarantee of PLC Capital Trust IV's 7 1/4% Trust Originated Common Securities;
  (8)
  Protective's 7 1/4% Subordinated Debentures, due September 25, 2032, Series E; and
  (9)
  any other liabilities or obligations that may have equal ranking by their terms; and

  •
  senior to Protective's common stock, the most senior preferred or preference stock now or hereafter issued by Protective and with any guarantee now or hereafter entered into by Protective in respect to any preferred or preference stock of any affiliate of Protective.

        The terms of the preferred securities provide that each holder of preferred securities issued by the applicable trust by acceptance thereof agrees to the subordination provisions and other terms of the guarantee relating thereto.

        The guarantees will constitute a guarantee of payment and not of collection; that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity.

Information Concerning the Preferred Guarantee Trustee

        The trustee, prior to the occurrence of a default with respect to a guarantee, undertakes to perform only such duties as are specifically set forth in such guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the trustee is under no obligation to exercise any of the powers vested in it by a guarantee at the request of any holder of preferred securities, unless offered reasonable indemnity against the costs, expenses and liabilities which might be incurred thereby; but the foregoing shall not relieve the trustee, upon the occurrence of an event of default under such guarantee, from exercising the rights and powers vested in it by such guarantee.

Governing Law

        The guarantees will be governed by and construed in accordance with the internal laws of the State of New York.

EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES
AND THE PREFERRED SECURITIES GUARANTEES

        As set forth in the declarations of trust, the sole purpose of PLC Capital Trusts V and VI is to issue the preferred securities and common securities evidencing undivided beneficial interests in the assets of each of the trusts, and to invest the proceeds from such issuance and sale in Protective's subordinated debt securities.

        As long as payments of interest and other payments are made when due on the subordinated debt securities held by the trusts, such payments will be sufficient to cover distributions and payments due on the preferred securities and common securities because of the following factors:

  •
  the aggregate principal amount of such subordinated debt securities will be equal to the sum of the aggregate stated liquidation amount of the preferred securities and common securities;
  •
  the interest rate and the interest and other payment dates on such subordinated debt securities will match the distribution rate and distribution and other payment dates for the preferred securities;
  •
  Protective shall pay, and the trusts shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the trusts, other than with respect to the preferred securities and common securities; and
  •
  the declaration of trust of each trust further provides that the trustees shall not take or cause or permit the trust to, among other things, engage in any activity that is not consistent with the purposes of the applicable trust.

        Payments of distributions (to the extent funds therefore are available) and other payments due on the preferred securities (to the extent funds therefore are available) are guaranteed by Protective as and to the extent set forth under "Description of Preferred Securities Guarantees." If Protective does not make interest payments on the subordinated debt securities purchased by the applicable trust, it is expected that the applicable trust will not have sufficient funds to pay distributions on the preferred securities and the guarantee will not apply, since the guarantee covers the payment of distributions and other payments on the preferred securities only if and to the extent that Protective has made a payment of interest or principal on the subordinated debt securities held by the applicable trust as its sole asset. However, the guarantee, when taken together with Protective's obligations under the subordinated debt securities and the subordinated indenture and its obligations under the declaration of trust, including its obligations to pay costs, expenses, debts and liabilities of the trust, other than with respect to the preferred securities and common securities, provide a full and unconditional guarantee, on a subordinated basis, by Protective of amounts due on the preferred securities.

        If Protective fails to make interest or other payments on the subordinated debt securities when due, taking account of any extension period, the declarations of trust provide a mechanism whereby the holders of the preferred securities affected thereby, using the procedures described in any accompanying prospectus supplement, may direct the institutional trustee to enforce its rights under the subordinated debt securities. If a debt payment failure has occurred and is continuing, a holder of preferred securities may institute a direct action for payment after the respective due date specified in the subordinated debt securities. In connection with such direct action, Protective will be subrogated to the rights of such holder of preferred securities under the declaration of trust to the extent of any payment made by Protective to such holder of preferred securities in such direct action. Protective, under the guarantee, acknowledges that the guarantee trustee shall enforce the guarantee on behalf of the holders of the preferred securities. If Protective fails to make payments under the guarantee, the guarantee provides a mechanism whereby the holders of the preferred securities may direct the trustee to enforce its rights thereunder. Any holder of preferred securities may institute a legal proceeding directly against Protective to enforce the guarantee trustee's rights under the guarantee without first instituting a legal proceeding against the trust, the guarantee trustee, or any other person or entity.

        Protective and each of PLC Capital Trust V and VI believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by Protective on a subordinated basis of payments due on the preferred securities. See "Description of the Preferred Securities Guarantee—General."

DESCRIPTION OF STOCK PURCHASE CONTRACTS
AND STOCK PURCHASE UNITS

        Protective may issue stock purchase contracts, representing contracts obligating holders to purchase from Protective, and Protective to sell to the holders, a specified number of shares of Protective's common stock at a future date or dates. The price per share of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of stock purchase units consisting of a stock purchase contract and debt securities of Protective or preferred securities of PLC Capital Trust V or VI or debt obligations of third parties, including U.S. Treasury securities, securing the holders' obligations to purchase the common stock under the purchase contracts. The stock purchase contracts may require Protective to make periodic payments to the holders of the stock purchase units or vice versa, and such payments may be unsecured or prefunded on some basis. The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner.

        The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units. The description in the prospectus supplement will not purport to be complete and will be qualified in its entirety by reference to the stock purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to such stock purchase contracts or stock purchase units.

PLAN OF DISTRIBUTION

        Protective may sell any of the debt securities, preferred stock, common stock, stock purchase contracts and stock purchase units and PLC Capital Trust V and VI may sell any of the preferred securities, being offered hereby in any one or more of the following ways from time to time:

  •
  through agents;

  •
  to or through underwriters;

  •
  through dealers; and

  •
  directly by Protective or the trusts, as the case may be, to purchasers.

        The distribution of the securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

        Agents designated by Protective or the trusts may solicit offers to purchase the securities from time to time. The prospectus supplement will name any such agent involved in the offer or sale of the securities and will set forth any commissions payable by Protective or the trusts to such agent. Unless otherwise indicated in such prospectus supplement, any such agent will be acting on a reasonable best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the securities so offered and sold.

        If the securities are sold by means of an underwritten offering, Protective and/or the trusts will execute an underwriting agreement with an underwriter or underwriters at the time an agreement for such sale is reached. A prospectus supplement will be used by the underwriters to make resales of the securities to the public and will set forth the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transaction, including commissions, discounts and any other compensation of the underwriters and dealers, if any. If underwriters are utilized in the sale of the securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices determined by the underwriter at the time of sale. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by the managing underwriters. If any underwriter or underwriters are utilized in the sale of the securities, unless otherwise indicated in the prospectus supplement, the underwriting agreement will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all such securities if any are purchased.

        If a dealer is utilized in the sale of the securities, Protective or the trusts, will sell such securities to the dealer as principal. The dealer may then resell such securities to the public at varying prices to be determined by such dealer at the time of resale. Any such dealer may be deemed to be an underwriter, as such term is defined in the Securities Act of 1933, of the securities so offered and sold. The prospectus supplement will set forth the name of the dealer and the terms of the transaction.

        Protective or the trusts may directly solicit offers to purchase the securities and may sell such securities directly to institutional investors or others, who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any resale thereof. The prospectus supplement will describe the terms of any such sales.

        Agents, underwriters and dealers may be entitled under relevant agreements with Protective and/or the trusts to indemnification by Protective and/or the trusts against certain liabilities, including liabilities under the Securities Act of 1933, or to any contribution with respect to payments which such agents, underwriters and dealers may be required to make.

        Each series of securities will be a new issue with no established trading market, other than the common stock which is listed on the New York Stock Exchange. Any common stock sold pursuant to a prospectus supplement will be listed on such exchange, subject to official notice of issuance. Protective may elect to list any series of debt securities, preferred stock, stock purchase contracts or stock purchase units and the trusts may elect to list any series of preferred securities, on an exchange, but neither Protective nor the trusts shall be obligated to do so. It is possible that one or more underwriters may make a market in a series of the securities, but will not be obligated to do so and may discontinue any market making at any time without notice. Therefore, no assurance can be given as to the liquidity of the trading market for the securities.

        Agents, underwriters and dealers may be customers of, engage in transactions with, or perform services for, Protective and its subsidiaries (including the trusts) in the ordinary course of business.

        The securities may also be offered and sold, if so indicated in the prospectus supplement, in connection with a remarketing upon their purchase, in accordance with a redemption or repayment pursuant to their terms, or otherwise, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for Protective or the trusts. The prospectus supplement will identify any remarketing firm and will describe the terms of its agreement, if any, with Protective or the trusts and its compensation. Remarketing firms may be deemed to be underwriters, as such term is defined in the Securities Act, in connection with the securities remarketed thereby. Under agreements which may be entered into with Protective, Protective and/or the trusts may be required to provide indemnification or contribution to remarketing firms against certain civil liabilities, including liabilities under the Securities Act. Remarketing firms may also be customers of, engage in transactions with or perform services for Protective and its subsidiaries (including the trusts) in the ordinary course of business.

        If so indicated in the applicable prospectus supplement, Protective or the trusts, may authorize agents, underwriters or dealers to solicit offers by certain institutions to purchase the securities from Protective or the trusts, at the public offering prices set forth in the applicable prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date or dates. The applicable prospectus supplement will indicate the commission to be paid to underwriters, dealers and agents soliciting purchases of the Securities pursuant to contracts accepted by Protective.

LEGAL MATTERS

        Unless otherwise indicated in the applicable prospectus supplement, certain matters of Delaware law relating to the validity of the preferred securities of PLC Capital Trust V and PLC Capital Trust VI will be passed upon for Protective and the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to Protective and the trusts, and the validity of any other securities offered hereby and of the preferred securities guarantee and the senior debt securities relating to any preferred securities of the trusts offered hereby will be passed upon for Protective and the trusts by Deborah J. Long, Senior Vice President and General Counsel for the Company. Ms. Long may rely upon Richards, Layton & Finger, P.A., special Delaware counsel to Protective and the trusts, as to all matters of Delaware law relating to any preferred securities.

EXPERTS

        The consolidated balance sheets of Protective as of December 31, 2002 and 2001 and the related consolidated statements of income, share-owners' equity and cash flows for each of the three years in the period ended December 31, 2002 and the related financial statement schedules which are incorporated by reference or included in Protective's Annual Report on Form 10-K for the year ended December 31, 2002 and which have been incorporated by reference in this prospectus, have been incorporated herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of that firm as experts in accounting and auditing.

        The accountants are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their report on the unaudited interim financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by the accountants within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

        The following table sets forth those expenses to be incurred by Protective in connection with the issuance and distribution of the securities being registered. Except for the Securities and Exchange Commission filing fee, all amounts shown are estimates.

Securities and Exchange Commission filing fee	$40,450
Rating agency fees	75,000
Fees and expenses of Trustees	12,500
Blue Sky fees and expenses	15,000
Printing and engraving expenses	86,000
Accountant's fees and expenses	30,000
Legal fees and expenses	90,000
Miscellaneous expenses	25,000

Total	$373,950

Item 15. Indemnification of Directors and Officers.

        Section 6.5 of Article VI of Protective's certificate of incorporation provides that Protective shall indemnify to the fullest extent permitted by law any person who is made or is threatened to be made a party or is involved in any action, suit, or proceeding whether civil, criminal, administrative or investigative by reason of the fact that he is or was a director, officer, employee or agent of Protective or was serving at the request of Protective as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise including service with respect to employee benefit plans.

        Protective is empowered by Section 145 of the Delaware General Corporation Law, subject to the proceedings and limitations stated therein, to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of Protective) by reason of the fact that such person is or was an officer, employee, agent or director of Protective, or is or was serving at the request of Protective as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of Protective, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Protective may indemnify any such person against expenses (including attorneys' fees) in an action by or in the right of Protective under the same conditions, except that no indemnification is permitted without judicial approval if such person is adjudged to be liable to Protective. To the extent such person is successful on the merits or otherwise in the defense of any action referred to above, Protective must indemnify him against the expenses which he actually and reasonably incurred in connection therewith.

        Policies of insurance are maintained by Protective under which directors and officers of Protective are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of actions, suits or proceedings, and certain liabilities which might be imposed as a result of such actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.

        As permitted by Section 102 (b)(7) of the Delaware General Corporation Law, Protective's certificate of incorporation also provides that no director shall be personally liable to Protective or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director, except (i) for breach of the director's duty of loyalty to Protective or its stockholders, (ii) for acts or omissions not in good faith which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

        Protective has entered into indemnity agreements with each of its directors which provide insurance protection in excess of the directors' and officers' liability insurance maintained by Protective and in force at the time up to $20 million and against certain liabilities excluded from such liability insurance. The agreements provide generally that, upon the happening of certain events constituting a change in control of Protective, Protective must obtain a $20 million letter of credit upon which the directors may draw for defense or settlement of any claim relating to performance of their duties as directors. Protective has similar agreements with certain of its executive officers under which Protective is required to provide up to $10 million in indemnification, although this obligation is not secured by a commitment to obtain a letter of credit.

Item 16. Exhibits.

Exhibit Number	Description
1(a)	Form of underwriting agreement for offering of preferred securities.*
1(b)	Form of underwriting agreement for offering of senior debt securities.*
1(c)	Form of underwriting agreement for offering of subordinated debt securities.*
1(d)	Form of underwriting agreement for offering of common stock.*
1(e)	Form of underwriting agreement for offering of stock purchase contracts.*
1(f)	Form of underwriting agreement for offering of stock purchase units.*
4(a)(1)	1998 Restated Certificate of Incorporation of Protective (incorporated by reference to Exhibit 3(a) to Protective's Form 10-K Annual Report for the year ended December 31, 1998).
4(a)(2)
Certificate of Designation of Junior Participating Cumulative Preferred Stock of Protective filed with the Secretary of State of Delaware on August 9, 1995 (incorporated by reference to Exhibit A to Exhibit 1 to the Company's Form 8-A Report filed on August 7, 1995).
4(a)(3)
Certificate of Decrease of Shares Designated as Junior Participating Cumulative Preferred Stock of Protective filed with the Secretary of State of Delaware on August 8, 1995 (incorporated by reference to Exhibit 3(a)(4) to Protective's Form 10-K Annual Report for the year ended December 31, 1995).
4(b)	1998 Amended and Restated By-Laws of Protective (incorporated by reference to Exhibit 3(b) to Protective's Form 10-K Annual Report for the period ended December 31, 1998).
4(b)(1)
Amendment No. 1 dated February 4, 2002 to the 1998 Restated By-Laws of Protective Life Corporation (incorporated by reference to Exhibit 3(b)(1) to Protective's Form 10-K Annual Report for the period ended December 31, 2001).

4(c)
Senior Indenture, dated as of June 1, 1994, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g) to Protective's Registration Statement on Form S-3 (No. 33-52831)).
4(d)
Supplemental Indenture No. 1, dated as of July 1, 1994, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g) to Protective's Current Report on Form 8-K filed July 5, 1994).
4(e)
Supplemental Indenture No. 2, dated as of August 1, 1996, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g)(2) to Protective's Current Report on Form 8-K filed August 8, 1996).
4(f)
Supplemental Indenture No. 3, dated as of September 15, 1996, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g)(3) to Protective's Current Report on Form 8-K filed September 21, 1996).
4(g)
Supplemental Indenture No. 4, dated as of November 15, 1996, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g)(3) to Protective's Current Report on Form 8-K filed November 22, 1996).
4(h)
Supplemental Indenture No. 5, dated as of December 1, 1996, between Protective and The Bank of New York, as Trustee (incorporated by reference to Exhibit 4(g)(3) to Protective's Current Report on Form 8-K filed December 6, 1996).
4(i)
Supplemental Indenture No. 6, dated as of March 20, 2000 between Protective and the Bank of New York (incorporated by reference to Exhibit 4.4 to Protective's Current Report on Form 8-K filed on March 24, 2000).
4(j)
Supplemental Indenture No. 7, dated as of December 14, 2000, between Protective and The Bank of New York (incorporated by reference to Exhibit 4.2 to Protective's Current Report on Form 8-K filed on December 21, 2000).
4(k)
Supplemental Indenture No. 8, dated as of February 28, 2001, between Protective and the Bank of New York (incorporated by reference to Exhibit 4.2 to Protective's Current Report on Form 8-K filed on February 28, 2001).
4(l)
Subordinated Indenture, dated as of June 1, 1994, between Protective and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(h) to Protective's Current Report on Form 8-K filed June 17, 1994).
4(m)
Supplemental Indenture No. 1, dated as of June 9, 1994, to the Subordinated Indenture between Protective and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(h)(1) to Protective's Current Report on Form 8-K filed June 17, 1994).
4(n)
Supplemental Indenture No. 2, dated as of August 1, 1994, to the Subordinated Indenture between Protective and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(l) to Protective's Registration Statement on Form S-3 (No. 33-55063) ).
4(o)
Supplemental Indenture No. 3 dated as of April 29, 1997 to the Subordinated Indenture between Protective and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(g) to Protective's Registration Statement on Form S-3 (No. 333-25027) ).
4(p)
Supplemental Indenture No. 4 dated as of November 20, 1997, to the Subordinated Indenture between Protective and AmSouth Bank, as Trustee (incorporated by reference to Exhibit 4(m) to Protective's Current Report on Form 8-K filed December 5, 1997).

4(q)
Supplemental Indenture No. 5 dated as of August 22, 2001, to the Subordinated Indenture between Protective and Bank of New York as Successor to AmSouth Bank as Trustee (incorporated by reference to Exhibit 4.3 to Protective's Current Report on Form 8-K filed August 23, 2001).
4(r)
Supplemental Indenture No. 6, dated as of September 25, 2002, to the Subordinated Indenture between Protective and AmSouth Bank as Trustee (incorporated by reference to Exhibit 4.3 to Protective's Current Report on Form 8-K filed September 27, 2002).
4(s)	Form of Supplemental Indenture to Subordinated Indenture to be used in connection with issuance of Subordinated Debt Securities related to PLC Capital Trust V.**
4(t)	Form of Supplemental Indenture to Subordinated Indenture to be used in connection with issuance of Subordinated Debt Securities related to PLC Capital Trust VI.**
4(u)	Form of Preferred Security included in 4(gg).
4(v)	Form of Preferred Security included in 4(hh).
4(w)	Form of Subordinated Debt Security relating to PLC Capital Trust V included in 4(s).
4(x)	Form of Subordinated Debt Security relating to PLC Capital Trust VI included in 4(t).
4(y)	Form of Guarantee Agreement with respect to Preferred Securities to be issued by PLC Capital Trust V.**
4(z)	Form of Guarantee Agreement with respect to Preferred Securities to be issued by PLC Capital Trust VI.**
4(aa)	Form of Purchase Contract Agreement (including form of related security certificate).*
4(bb)	Form of Pledge Agreement.*
4(cc)	Certificate of Trust of PLC Capital Trust V.**
4(dd)	Certificate of Trust of PLC Capital Trust VI.**
4(ee)	Declaration of Trust of PLC Capital Trust V.**
4(ff)	Declaration of Trust of PLC Capital Trust VI.**
4(gg)	Form of Amended and Restated Declaration of Trust of PLC Capital Trust V.**
4(hh)	Form of Amended and Restated Declaration of Trust of PLC Capital Trust VI.**
4(ii)
Rights Agreement, dated as of August 7, 1995 among Protective and The Bank of New York, as Successor Rights Agent to AmSouth Bank, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed August 7, 1995).
4(jj)	Rights Certificate (incorporated by reference to Exhibit 1 to the Company's Form 8-A filed August 7, 1995).
5(a)	Opinion of Deborah J. Long, Esq., Senior Vice President, Secretary and General Counsel, as counsel to Protective and the PLC Capital Trusts, as to the legality of certain of the Offered Securities.
5(b)	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to Protective and the PLC Capital Trusts, as to legality of certain Offered Securities.
8	Opinion of Debevoise & Plimpton, if required, as to certain tax matters.*

12	Computation of Ratios of Consolidated Earnings to Fixed Charges.**
23(a)	Consent of PricewaterhouseCoopers LLP.**
23(b)	Consent of Deborah J. Long, Esq. (included in Exhibit 5(a)).
23(c)	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5(b)).
23(d)	Consent of Debevoise & Plimpton (included in Exhibit 8).
24	Powers of Attorney of Board of Directors and Officers.**
25(a)	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Senior Indenture and Subordinated Indenture.**
25(b)
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of Protective for the benefit of the holders of Preferred Securities of PLC Capital Trust V.**
25(c)
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of Protective for the benefit of the holders of the Preferred Securities of PLC Capital Trust VI.**
25(d)	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee under the Amended and Restated Declaration of Trust of PLC Capital Trust V.**
25(e)	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee under the Amended and Restated Declaration of Trust of PLC Capital Trust VI.**

*
Indicates document to be filed as an exhibit to a subsequent report on Form 8-K or Form 10-Q and incorporated herein by reference.

**
Indicates document filed herewith.

Item 17. Undertakings.

        (a) Rule 415 Offering.

        The undersigned registrants hereby undertake:

          (1)  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i)  To include any prospectus required by Section 10(a) (3) of the Securities Act of 1933;

            (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

          Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by Protective pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2)  That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) Filings Incorporating Subsequent Exchange Act Documents by Reference.

        The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act of 1933, each filing of Protective's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (c) Acceleration of Effectiveness.

        Insofar as indemnifications for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons, if any, of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a registrant of expenses incurred or paid by a director, officer or controlling person, if any, of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, such registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, Protective Life Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on May 2, 2003.

PROTECTIVE LIFE CORPORATION (Registrant)
By:	/s/ JOHN D. JOHNS Name: John D. Johns Title: Chairman of the Board, President, Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities with Protective Life Corporation and on the dates indicated:

Signatures	Title	Date

/s/ JOHN D. JOHNS John D. Johns	Chairman of the Board, President, Chief Executive Officer and Director (Principal Executive Officer)	May 2, 2003
/s/ ALLEN RITCHIE Allen Ritchie	Executive Vice President, Chief Financial Officer (Principal Financial Officer)	May 2, 2003
/s/ JERRY W. DEFOOR Jerry W. DeFoor	Vice President and Controller and Chief Accounting Officer (Principal Accounting Officer)	May 2, 2003
* William J. Cabaniss, Jr.	Director
* John J. McMahon, Jr.	Director
* A.W. Dahlberg	Director
* James S. M. French	Director
* Robert A. Yellowlees	Director

* Donald M. James	Director
* J. Gary Cooper	Director
* H. Corbin Day	Director
* W. Michael Warren, Jr.	Director
* Susan Molinari	Director
* Malcolm Portera	Director
*By:	/s/ NANCY KANE Name: Nancy Kane Title: Attorney-in-Fact	May 2, 2003

        Pursuant to the requirements of the Securities Act of 1933, PLC Capital Trust V certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on May 2, 2003.

PLC CAPITAL TRUST V (Registrant)
By:	/s/ RICHARD J. BIELEN Name: Richard J. Bielen Title: Regular Trustee
By:	/s/ JERRY W. DEFOOR Name: Jerry W. DeFoor Title: Regular Trustee

        Pursuant to the requirements of the Securities Act of 1933, PLC Capital Trust VI certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Birmingham, State of Alabama, on May 2, 2003.

PLC CAPITAL TRUST VI (Registrant)
By:	/s/ RICHARD J. BIELEN Name: Richard J. Bielen Title: Regular Trustee
By:	/s/ JERRY W. DEFOOR Name: Jerry W. DeFoor Title: Regular Trustee

EXHIBIT INDEX

Exhibit Number	Description
4(s)	Form of Supplemental Indenture to Subordinated Indenture to be used in connection with issuance of Subordinated Debt Securities related to PLC Capital Trust V.
4(t)	Form of Supplemental Indenture to Subordinated Indenture to be used in connection with issuance of Subordinated Debt Securities related to PLC Capital Trust VI.
4(u)	Form of Preferred Security included in 4(gg).
4(v)	Form of Preferred Security included in 4(hh).
4(w)	Form of Subordinated Debt Security relating to PLC Capital Trust V included in 4(s).
4(x)	Form of Subordinated Debt Security relating to PLC Capital Trust VI included in 4(t).
4(y)	Form of Guarantee Agreement with respect to Preferred Securities to be issued by PLC Capital Trust V.
4(z)	Form of Guarantee Agreement with respect to Preferred Securities to be issued by PLC Capital Trust VI.
4(cc)	Certificate of Trust of PLC Capital Trust V.
4(dd)	Certificate of Trust of PLC Capital Trust VI.
4(ee)	Declaration of Trust of PLC Capital Trust V.
4(ff)	Declaration of Trust of PLC Capital Trust VI.
4(gg)	Form of Amended and Restated Declaration of Trust of PLC Capital Trust V.
4(hh)	Form of Amended and Restated Declaration of Trust of PLC Capital Trust VI.
12	Computation of Ratios of Consolidated Earnings to Fixed Charges.
23(a)	Consent of PricewaterhouseCoopers LLP.
24	Powers of Attorney of Board of Directors and Officers.
25(a)	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of The Bank of New York, as Trustee under the Senior Indenture and Subordinated Indenture.
25(b)
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of Protective for the benefit of the holders of Preferred Securities of PLC Capital Trust V.
25(c)
Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee of the Preferred Securities Guarantee of Protective for the benefit of the holders of the Preferred Securities of PLC Capital Trust VI.
25(d)	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee under the Amended and Restated Declaration of Trust of PLC Capital Trust V.
25(e)	Statement of Eligibility under the Trust Indenture Act of 1939, as amended, of Wilmington Trust Company as Trustee under the Amended and Restated Declaration of Trust of PLC Capital Trust VI.

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TABLE OF CONTENTS
FORWARD LOOKING INFORMATION
ABOUT THIS PROSPECTUS
WHERE YOU CAN FIND MORE INFORMATION
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
RISK FACTORS
PROTECTIVE LIFE CORPORATION
THE PLC CAPITAL TRUSTS
USE OF PROCEEDS
CONSOLIDATED EARNINGS RATIOS
DESCRIPTION OF DEBT SECURITIES OF PROTECTIVE
DESCRIPTION OF CAPITAL STOCK OF PROTECTIVE
DESCRIPTION OF PREFERRED STOCK OF PROTECTIVE
DESCRIPTION OF COMMON STOCK OF PROTECTIVE
DESCRIPTION OF PREFERRED SECURITIES OF THE PLC CAPITAL TRUSTS
DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES
EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES AND THE PREFERRED SECURITIES GUARANTEES
DESCRIPTION OF STOCK PURCHASE CONTRACTS AND STOCK PURCHASE UNITS
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX